Sales Report:Supplement No. 86 dated Dec 01, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 454526
This series of Notes was issued and sold upon the funding of the borrower loan #45587, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%	Auction start date:	Nov-16-2010
				Auction end date:	Nov-23-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$200.79
Final lender yield:	21.00%	Final borrower rate/APR:	22.00% / 25.44%	Final monthly payment:	$190.95

Auction yield range:	10.57% - 24.75%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	10.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1995	Debt/Income ratio:	12%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	16 / 15	Length of status:	0y 7m
Amount delinquent:	$77	Total credit lines:	33	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$16,514	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	art49	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	600-619 (Jun-2008) 540-559 (Aug-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
home improvement
Purpose of loan:
This loan will be used for home improvement. My retirement check is $ 25,000 annually.my current job pays $ 60,000 per yr.
My financial situation:
I am a good candidate for this loan because? I am a stable employee

Monthly net income: $ 7,000

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 200
??Car expenses: $ 100
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 300
??Clothing, household expenses $ 50
??Credit cards and other loans: $?300??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

investment-artist	$25.00	$25.00	11/18/2010 8:08:07 AM
Aberdeen	$999.99	$999.99	11/20/2010 3:52:37 AM
cashhelp	$25.00	$25.00	11/22/2010 4:25:57 AM
loanman2007	$200.00	$200.00	11/22/2010 5:38:41 AM
good4loan	$25.00	$25.00	11/22/2010 3:45:07 PM
credit-missile	$25.00	$25.00	11/22/2010 5:04:12 PM
Jordan1123	$25.00	$25.00	11/22/2010 4:11:50 PM
credit-missile	$25.00	$25.00	11/22/2010 5:03:36 PM
Leshan	$94.44	$94.44	11/22/2010 4:42:20 PM
culldud6900	$30.00	$30.00	11/22/2010 5:39:40 PM
ethicalhumanist	$25.00	$25.00	11/22/2010 5:24:13 PM
q4golf	$25.00	$25.00	11/22/2010 8:11:04 PM
thankful-nickel2	$25.00	$25.00	11/22/2010 6:00:40 PM
cunning-deal8	$25.00	$25.00	11/22/2010 8:33:03 PM
photo999	$25.00	$25.00	11/22/2010 8:06:07 PM
loans_to_loan	$25.00	$25.00	11/23/2010 5:05:31 AM
G-Love	$146.90	$146.90	11/23/2010 6:14:37 AM
paul1	$25.00	$25.00	11/23/2010 6:37:41 AM
credit-missile	$25.00	$25.00	11/23/2010 8:04:20 AM
neorunner	$25.00	$25.00	11/23/2010 8:27:55 AM
paradisenow	$25.00	$25.00	11/23/2010 7:12:35 AM
wlm3012	$25.00	$25.00	11/23/2010 8:43:02 AM
bitano	$43.79	$43.79	11/23/2010 12:45:58 PM
2grindstones	$35.00	$35.00	11/23/2010 12:53:13 PM
social-zebra	$30.00	$30.00	11/23/2010 1:09:40 PM
wise-friendly-dollar	$25.00	$25.00	11/23/2010 1:38:50 PM
papaloha	$100.00	$11.31	11/23/2010 2:40:33 PM
note-virtuoso8	$50.00	$50.00	11/23/2010 3:26:07 PM
yu-rik	$50.00	$50.00	11/23/2010 3:33:47 PM
alexgalt	$100.00	$100.00	11/16/2010 3:49:29 PM
MoneyForNothing	$46.79	$46.79	11/16/2010 8:12:39 PM
lendstats_com	$200.00	$200.00	11/17/2010 10:00:35 AM
ptjg	$25.00	$25.00	11/18/2010 7:28:21 AM
enthusiastic-balance5	$25.00	$25.00	11/20/2010 10:23:07 PM
SolarMoonshine	$25.00	$25.00	11/21/2010 6:28:15 AM
Aberdeen	$999.99	$999.99	11/22/2010 2:54:35 AM
golffish2	$100.00	$100.00	11/22/2010 3:58:30 AM
outofoffice	$100.00	$100.00	11/22/2010 7:57:25 AM
credit-missile	$25.00	$25.00	11/22/2010 5:04:32 PM
credit-missile	$25.00	$25.00	11/22/2010 5:18:29 PM
gjm6d	$25.00	$25.00	11/22/2010 5:14:38 PM
Moe87	$25.00	$25.00	11/22/2010 5:59:21 PM
credit-missile	$25.00	$25.00	11/22/2010 5:03:56 PM
seatown7	$31.17	$31.17	11/22/2010 7:14:25 PM
Snoopylover	$25.00	$25.00	11/23/2010 2:16:52 AM
bughead	$25.00	$25.00	11/22/2010 8:56:26 PM
chkrvrty	$50.00	$50.00	11/22/2010 6:56:06 PM
duty-monger	$50.00	$50.00	11/23/2010 3:46:11 AM
fund-dragster	$50.00	$50.00	11/23/2010 4:54:32 AM
mohara25	$130.62	$130.62	11/23/2010 8:59:34 AM
golffish2	$100.00	$100.00	11/23/2010 4:13:37 AM
ronin4sale	$25.00	$25.00	11/23/2010 5:22:18 AM
manatee21	$50.00	$50.00	11/23/2010 8:23:21 AM
brightest-dignified-penny	$25.00	$25.00	11/23/2010 10:20:26 AM
surferracerskaterboy	$50.00	$50.00	11/23/2010 8:28:02 AM
mpatrick	$25.00	$25.00	11/23/2010 10:54:42 AM
Mikale360	$25.00	$25.00	11/23/2010 7:48:00 AM
honey-money	$25.00	$25.00	11/23/2010 11:23:06 AM
_SCI_	$25.00	$25.00	11/23/2010 10:32:07 AM
oreyedoc	$25.00	$25.00	11/23/2010 11:25:45 AM
DasMula	$25.00	$25.00	11/23/2010 1:34:23 PM
DoctorJoe	$25.00	$25.00	11/23/2010 2:03:05 PM
exciting-fairness	$200.00	$200.00	11/23/2010 2:36:21 PM
obedient-penny4	$25.00	$25.00	11/23/2010 3:06:06 PM
KrisKringle	$25.00	$25.00	11/23/2010 1:54:30 PM
AM2171	$25.00	$25.00	11/23/2010 3:37:06 PM
icon7	$50.00	$50.00	11/23/2010 3:35:00 PM
67 bids
Borrower Payment Dependent Notes Series 474116
This series of Notes was issued and sold upon the funding of the borrower loan #45723, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%	Auction start date:	Nov-19-2010
				Auction end date:	Nov-26-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$180.94

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Mar-1998	Debt/Income ratio:	29%
Credit score:	720-739 (Nov-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 18	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$126,674	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	83%
		Homeownership:	Yes
Screen name:	reedog117	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	720-739 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2010) 640-659 (Jul-2008) 660-679 (Jun-2008) 620-639 (Feb-2008)
Principal balance:	$2,042.45	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Loan mod fees for my two properties
Purpose of loan:
This loan will be used to obtain loan modifications for both of my properties using the loan modification arm of an attorney that specializes in real estate in the state of Virginia. These loan modifications will cost $2,000 flat rate per property.
After a free initial consultation with this lender, and because the properties have dropped so much in value, he expects that I can save potentially $1,000 a month or more after the modification of both of my properties, which I can use to pay down debts much faster. I see paying for these loan modifications as an investment that will pay itself off very rapidly.

My financial situation:
I am a good candidate for this loan because I have never had a late payment on any bills. If you check out my other Prosper loan that will be paid off soon, you will find that I am one payment ahead. Even though I am an HR, you will find that my credit score has jumped more than 60 points since my last Prosper loan where I was rated a C. I also pay more than the minimum balance on all revolving debt I have. In addition, my revolving credit balance includes a $92K home equity line of credit that shouldn't be counted, which may be messing with my Prosper risk score. I am planning on paying this loan off within 6 months or less of a successful loan modification.

Monthly net income: $ 8,500
Monthly net income of spouse: $ 3,800
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ekmendenhall	$55.00	$55.00	11/19/2010 4:00:48 PM
glroark	$50.00	$50.00	11/19/2010 4:06:52 PM
JustMee	$25.00	$25.00	11/19/2010 5:37:38 PM
UCLA4life	$25.00	$25.00	11/20/2010 10:14:19 AM
usedtoborrow	$50.00	$50.00	11/23/2010 7:05:38 AM
NekHoldings	$25.00	$25.00	11/23/2010 5:13:24 AM
reflective-rupee	$50.00	$50.00	11/23/2010 11:31:50 AM
oath163	$25.00	$25.00	11/23/2010 4:39:18 PM
supreme-hope	$25.00	$25.00	11/23/2010 10:44:54 PM
zone6	$82.14	$82.14	11/24/2010 7:33:50 AM
thomas16882004	$35.00	$35.00	11/24/2010 6:48:17 PM
heroic-benefit	$200.00	$200.00	11/24/2010 9:11:04 PM
PXM-Financial	$45.00	$45.00	11/24/2010 10:44:43 PM
DasMula	$25.00	$25.00	11/25/2010 10:08:27 AM
DasMula	$25.00	$25.00	11/25/2010 10:11:04 AM
DasMula	$25.00	$25.00	11/25/2010 10:08:41 AM
loan-kung-fu	$200.00	$200.00	11/25/2010 8:21:16 PM
listing-bada-bing	$52.34	$52.34	11/25/2010 4:52:52 PM
SolarMoonshine	$25.00	$25.00	11/26/2010 6:45:26 AM
reflective-rupee	$50.00	$50.00	11/26/2010 7:34:32 AM
best-deal-escalator	$25.00	$25.00	11/26/2010 7:27:33 AM
credit-missile	$25.00	$25.00	11/26/2010 9:46:08 AM
alexgalt	$50.00	$50.00	11/26/2010 10:37:11 AM
credit-missile	$25.00	$25.00	11/26/2010 9:45:49 AM
Lubava	$159.30	$159.30	11/26/2010 12:07:39 PM
kc8fot	$50.00	$50.00	11/26/2010 1:10:43 PM
travels536	$25.00	$25.00	11/26/2010 1:04:42 PM
natural-trade7	$100.00	$100.00	11/26/2010 2:21:23 PM
well-mannered-income3	$40.00	$40.00	11/26/2010 1:50:41 PM
gain-implementer	$1,500.00	$537.67	11/26/2010 2:07:51 PM
PrincessGrace33	$100.00	$100.00	11/26/2010 3:23:35 PM
Bobtep23	$69.45	$69.45	11/26/2010 2:53:03 PM
proper-revenue7	$25.00	$25.00	11/26/2010 3:23:24 PM
hopeful-truth5	$50.00	$50.00	11/19/2010 7:53:34 PM
gain-doughnut	$50.00	$50.00	11/21/2010 10:53:38 PM
good4loan	$25.00	$25.00	11/22/2010 3:34:37 PM
head	$25.00	$25.00	11/24/2010 3:53:19 AM
mikeandcat	$100.00	$100.00	11/24/2010 9:08:37 PM
CommunityArts_Non-profit	$25.00	$25.00	11/25/2010 2:23:31 AM
drcoop	$25.00	$25.00	11/25/2010 8:33:25 AM
jhouman	$25.00	$25.00	11/25/2010 2:43:04 PM
YoungTaxMan	$75.29	$75.29	11/25/2010 11:43:26 PM
340	$25.00	$25.00	11/26/2010 2:12:31 AM
Piitb08	$150.00	$150.00	11/26/2010 3:36:25 AM
selector568	$50.00	$50.00	11/25/2010 8:23:58 PM
kindness-venture1	$50.00	$50.00	11/26/2010 6:03:37 AM
big_balla_papi	$25.00	$25.00	11/25/2010 9:16:03 PM
jpollar	$25.00	$25.00	11/26/2010 6:27:51 AM
travels536	$25.00	$25.00	11/26/2010 6:35:47 AM
blitzen40	$40.00	$40.00	11/26/2010 6:45:29 AM
reflective-rupee	$50.00	$50.00	11/26/2010 7:33:31 AM
credit-missile	$25.00	$25.00	11/26/2010 9:46:46 AM
babuska02	$40.00	$40.00	11/26/2010 11:40:18 AM
travels536	$50.00	$50.00	11/26/2010 11:41:50 AM
Oak-Parker	$25.00	$25.00	11/26/2010 3:05:42 PM
reasonable-power	$30.00	$30.00	11/26/2010 2:22:05 PM
Makingitrain	$25.00	$25.00	11/26/2010 2:23:17 PM
five-star-note	$138.81	$138.81	11/26/2010 2:37:23 PM
briskdevl07	$25.00	$25.00	11/26/2010 3:31:52 PM
bsmtloan	$75.00	$75.00	11/26/2010 2:51:40 PM
moneysong	$400.00	$400.00	11/26/2010 2:59:42 PM
61 bids
Borrower Payment Dependent Notes Series 481832
This series of Notes was issued and sold upon the funding of the borrower loan #45697, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%	Auction start date:	Nov-17-2010
				Auction end date:	Nov-24-2010

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 17.07%	Starting monthly payment:	$259.62
Final lender yield:	13.90%	Final borrower rate/APR:	14.90% / 17.07%	Final monthly payment:	$259.62

Auction yield range:	5.57% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1980	Debt/Income ratio:	13%
Credit score:	720-739 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 13	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,011	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	19%
		Homeownership:	Yes
Screen name:	unbeatable-bid6	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New windows
Purpose of loan:
This loan will be used to? Install new windows

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and have improved my credit rating over the past 3 years

Monthly net income: $

Monthly expenses: $
??Housing: $ 774
??Insurance: $ 30
??Car expenses: $ 80
??Utilities: $ 150
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 20
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

riproaringrapids	$25.00	$25.00	11/17/2010 3:34:24 PM
melodious-fairness	$50.00	$50.00	11/17/2010 3:35:00 PM
simplelender80	$100.00	$100.00	11/17/2010 3:32:50 PM
nickel-ferret	$50.00	$50.00	11/17/2010 3:38:01 PM
enthralling-deal180	$50.00	$50.00	11/17/2010 3:33:11 PM
investment-comet	$25.00	$25.00	11/17/2010 3:33:35 PM
dunox	$25.00	$25.00	11/17/2010 3:35:27 PM
worthy-bid8	$100.00	$100.00	11/17/2010 3:39:52 PM
reflective-rupee	$50.00	$50.00	11/17/2010 3:55:20 PM
raisingophelia	$25.00	$25.00	11/17/2010 3:42:07 PM
Ripsaw4U	$50.00	$50.00	11/17/2010 3:42:51 PM
bold-durability-drum	$50.00	$50.00	11/17/2010 3:36:52 PM
indomitable-coin	$50.00	$50.00	11/17/2010 3:38:28 PM
ichibon	$100.00	$100.00	11/17/2010 4:11:25 PM
trustworthy-fairness	$50.00	$50.00	11/18/2010 5:01:45 AM
rate-negotiator	$25.00	$25.00	11/18/2010 6:10:18 AM
ace330	$25.00	$25.00	11/18/2010 7:35:02 AM
108lender	$250.00	$250.00	11/18/2010 7:39:25 AM
nimble-nickel	$25.00	$25.00	11/18/2010 8:51:16 AM
williemc44	$50.00	$50.00	11/18/2010 10:08:08 AM
agile-diversification2	$25.00	$25.00	11/18/2010 10:46:59 AM
industrious-silver	$50.00	$50.00	11/18/2010 10:59:11 AM
kublai	$100.00	$100.00	11/18/2010 10:47:25 AM
agwosdof	$100.00	$100.00	11/18/2010 10:48:25 AM
ti22ring	$25.00	$25.00	11/18/2010 11:35:45 AM
silver-flower448	$25.00	$25.00	11/18/2010 11:50:38 AM
radforj22	$25.00	$25.00	11/18/2010 11:49:12 AM
squarebob	$25.00	$25.00	11/18/2010 1:10:16 PM
ommcd	$25.00	$25.00	11/18/2010 5:04:28 PM
graceful-investment	$100.00	$100.00	11/18/2010 5:24:05 PM
angelinvestor2	$50.00	$50.00	11/18/2010 4:39:33 PM
pagal1	$49.40	$49.40	11/18/2010 5:24:34 PM
responsibility-butterfly	$25.00	$25.00	11/18/2010 6:31:31 PM
paymentologist	$25.00	$25.00	11/18/2010 7:33:33 PM
tech310	$50.00	$50.00	11/18/2010 11:35:32 PM
Sam65	$25.00	$25.00	11/19/2010 2:55:22 AM
gracej	$25.00	$25.00	11/19/2010 2:14:59 AM
money-bauble	$100.00	$100.00	11/19/2010 3:19:54 AM
missing-link	$50.00	$50.00	11/19/2010 1:43:18 PM
loan-mammal	$25.00	$25.00	11/19/2010 2:25:42 PM
orderly-leverage	$50.00	$50.00	11/19/2010 3:29:49 PM
authentic-liberty7	$50.00	$50.00	11/19/2010 2:47:32 PM
proper-commitment5	$25.00	$25.00	11/19/2010 10:46:37 PM
ILovemoney	$25.00	$25.00	11/19/2010 5:54:17 PM
powerful-finance7	$25.00	$25.00	11/20/2010 3:58:39 AM
kmr2	$200.00	$104.72	11/20/2010 4:09:18 AM
jdnyguy	$50.00	$50.00	11/20/2010 12:13:36 PM
organized-power3	$27.21	$27.21	11/21/2010 5:46:31 AM
DirtyJack	$50.00	$50.00	11/21/2010 9:15:36 AM
eamonn1	$25.00	$25.00	11/22/2010 4:07:16 PM
circustab	$50.00	$50.00	11/22/2010 4:07:37 PM
culldud6900	$30.00	$30.00	11/22/2010 6:23:45 PM
LAKESPRING	$50.00	$50.00	11/23/2010 8:38:10 AM
blue-relay	$25.00	$25.00	11/23/2010 6:52:55 AM
honestpeople1	$61.32	$61.32	11/23/2010 10:17:34 AM
basis-sycamore	$25.00	$25.00	11/23/2010 10:24:58 AM
ethicalhumanist	$50.00	$50.00	11/23/2010 2:45:22 PM
Pendruce	$25.00	$25.00	11/23/2010 4:24:24 PM
RIVERHTS	$50.00	$50.00	11/23/2010 5:38:28 PM
cyclingdiver	$25.75	$25.75	11/23/2010 6:10:49 PM
bear01	$30.00	$30.00	11/23/2010 10:26:03 PM
Ripsaw4U	$50.00	$50.00	11/23/2010 11:34:05 PM
koolhandwv	$32.48	$32.48	11/24/2010 4:31:35 AM
market-pudding	$25.00	$25.00	11/24/2010 4:25:09 AM
auction-workhorse679	$25.00	$25.00	11/24/2010 8:13:52 AM
exact-peso2	$25.00	$25.00	11/24/2010 7:26:36 AM
llequire1	$26.04	$26.04	11/24/2010 8:40:01 AM
direct-asset	$25.00	$25.00	11/24/2010 8:17:40 AM
loss-of-control	$50.00	$50.00	11/24/2010 9:18:22 AM
kilpat	$43.20	$43.20	11/24/2010 10:08:41 AM
melodious-openness	$400.00	$400.00	11/24/2010 11:57:36 AM
Dskillz	$25.00	$25.00	11/24/2010 2:16:41 PM
mg144	$29.79	$29.79	11/24/2010 12:58:57 PM
worth-topper4	$50.00	$50.00	11/24/2010 1:30:37 PM
mistering	$50.00	$50.00	11/24/2010 1:58:09 PM
newest-funds-powerplant	$100.00	$100.00	11/24/2010 2:52:41 PM
yu-rik	$75.00	$75.00	11/24/2010 3:03:18 PM
hitsman	$100.00	$100.00	11/17/2010 3:34:35 PM
finance-mushroom	$100.00	$100.00	11/17/2010 3:35:41 PM
tolerant-dinero2	$25.00	$25.00	11/17/2010 3:36:00 PM
icchok	$50.00	$50.00	11/17/2010 3:36:42 PM
finance_mba	$25.00	$25.00	11/17/2010 3:39:00 PM
skuba	$25.00	$25.00	11/17/2010 3:37:04 PM
jdwillcox	$100.00	$100.00	11/17/2010 3:37:23 PM
organized-payment6	$25.00	$25.00	11/17/2010 3:37:49 PM
vigorous-velocity	$100.00	$100.00	11/17/2010 3:38:45 PM
selector568	$300.00	$300.00	11/17/2010 3:41:55 PM
GElender	$75.00	$75.00	11/17/2010 3:32:37 PM
Nyarpy	$25.00	$25.00	11/17/2010 3:46:38 PM
Vegasjim	$25.00	$25.00	11/17/2010 3:40:44 PM
ray1051	$50.00	$50.00	11/17/2010 3:41:02 PM
objective-investor	$150.00	$150.00	11/18/2010 5:18:22 AM
Steveoo1	$25.00	$25.00	11/18/2010 5:06:39 AM
blissful-dedication3	$25.00	$25.00	11/18/2010 5:55:09 AM
bid-czar8	$100.00	$100.00	11/18/2010 5:25:20 AM
return-elm	$25.00	$25.00	11/18/2010 6:54:38 AM
jazzlender	$25.00	$25.00	11/18/2010 6:59:23 AM
schreibp	$25.00	$25.00	11/18/2010 8:42:25 AM
hollywood_muneca	$47.88	$47.88	11/18/2010 9:47:26 AM
eg192	$59.25	$59.25	11/18/2010 1:00:18 PM
squarebob	$25.00	$25.00	11/18/2010 1:10:00 PM
squarebob	$25.00	$25.00	11/18/2010 1:10:33 PM
top-radiant-funds	$25.00	$25.00	11/18/2010 1:21:37 PM
ddog0224	$25.00	$25.00	11/18/2010 2:59:58 PM
psa1995	$50.00	$50.00	11/18/2010 6:38:46 PM
ahansen	$40.00	$40.00	11/18/2010 8:13:37 PM
handshake5	$100.00	$100.00	11/18/2010 9:46:52 PM
investment-comet	$25.00	$25.00	11/18/2010 8:36:48 PM
kchen486	$50.00	$50.00	11/18/2010 11:15:15 PM
platinum-celebration4	$25.00	$25.00	11/19/2010 10:18:14 AM
hopeful-truth5	$75.00	$75.00	11/19/2010 1:08:27 PM
velocity-amplifier9	$50.00	$50.00	11/19/2010 4:16:00 PM
careful-money2	$25.00	$25.00	11/20/2010 7:48:07 AM
loan-oath0	$29.00	$29.00	11/20/2010 9:54:40 PM
Josphine	$25.00	$25.00	11/22/2010 7:15:45 AM
blissful-exchange4	$50.00	$50.00	11/23/2010 6:38:17 AM
Mojo1	$25.00	$25.00	11/23/2010 4:40:04 AM
Unicycle	$500.00	$500.00	11/23/2010 7:34:21 AM
wwwUniversal	$25.00	$25.00	11/23/2010 9:56:23 AM
BxRealtor	$25.00	$25.00	11/23/2010 11:40:29 AM
Techne_Funds_LLC	$25.00	$25.00	11/23/2010 4:14:45 PM
crw1950	$50.00	$50.00	11/23/2010 5:12:47 PM
compassion-burrito	$30.00	$30.00	11/23/2010 4:27:30 PM
BuzzyBee336	$35.00	$35.00	11/23/2010 8:25:24 PM
flexible-income7	$25.00	$25.00	11/23/2010 5:42:49 PM
Richmp412	$25.00	$25.00	11/23/2010 6:58:24 PM
philantist	$25.00	$25.00	11/23/2010 7:49:00 PM
Ven58	$25.00	$25.00	11/24/2010 1:18:27 AM
colorfulgardener	$25.00	$25.00	11/24/2010 1:46:07 AM
cpbreton	$25.00	$25.00	11/24/2010 2:10:16 AM
midifool	$25.00	$25.00	11/24/2010 1:12:12 AM
Ambassador	$36.00	$36.00	11/23/2010 8:49:36 PM
gaiusceasar	$25.00	$25.00	11/24/2010 6:34:04 AM
eprometheus	$51.00	$51.00	11/24/2010 6:33:51 AM
myduck	$40.00	$40.00	11/24/2010 6:51:00 AM
friendinmoney	$25.00	$25.00	11/24/2010 7:36:22 AM
FundMaker	$25.00	$25.00	11/24/2010 10:09:32 AM
EretzCapital	$50.00	$50.00	11/24/2010 9:39:23 AM
WxChem	$46.96	$46.96	11/24/2010 9:46:45 AM
credit-sasquatch3	$25.00	$25.00	11/24/2010 9:56:36 AM
squweech	$25.00	$25.00	11/24/2010 12:21:00 PM
thebadpelican	$25.00	$25.00	11/24/2010 1:07:23 PM
thankful-nickel2	$25.00	$25.00	11/24/2010 1:53:06 PM
availableloan	$25.00	$25.00	11/24/2010 2:09:23 PM
gjm6d	$25.00	$25.00	11/24/2010 1:22:54 PM
bankojerry	$25.00	$25.00	11/24/2010 2:59:58 PM
146 bids
Borrower Payment Dependent Notes Series 483094
This series of Notes was issued and sold upon the funding of the borrower loan #45720, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-22-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$67.85

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jun-1999	Debt/Income ratio:	12%
Credit score:	600-619 (Nov-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	7 / 5	Length of status:	8y 2m
Amount delinquent:	$140	Total credit lines:	20	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$243	Stated income:	$1-$24,999
Delinquencies in last 7y:	2	Bankcard utilization:	20%
		Homeownership:	No
Screen name:	currency-leader820	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	560-579 (Oct-2008)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Capital to Grow MLM Business
Purpose of loan:I am part of an amazing, private, elite club called Global Information Network(GIN). The club was started so that the average individual could have access to information that only the elite, success-minded, driven people know. Members include kings from other countries, presidents, celebrities, multi-millionaires...It?s amazing!? GIN also offers an Affiliate Program as well. In November, GIN is offering a FREE CRUISE to all new Members! Also, if that new member signs up individuals into the club during November, he/she will receive double commissions for each sign up! ($400/each, paid out in December!) Because I attended the Bahamas event, I personally received an additional incentive to build my business. I get to bring one prospect on the Leadership cruise with me in January for FREE. Also, if I sign up 5 new Members in November, I will get a $5000 cashbonus handed to me on the cruise! Anyway, I am explaining all of this because I want my lenders to know this loan will be paid off almost immediately.? I just need a little extra cash flow this month because I am offering one extra bonus for the first 5 people who join using my Affiliate code: I will pay half their initiation fee! And of course, with the immediate money I make on this, I can pay the loan off by January at the latest?.?My financial situation: I have no debt at all. My credit cards are paid in full, no medical or past due accounts.

Monthly net income: $ 3200

Monthly expenses: $ 1700 approx.
??Housing: $ 645
??Insurance: $ 0
??Car expenses: $ 240
??Utilities: $ 220
??Phone, cable, internet: $ 180
??Food, entertainment: $ 250
??Clothing, household expenses $ 180
??Credit cards and other loans: $ 0
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Care to explain the public record and delinquencies? - jpblan11
A: Certainly. Public record refers to a Bankruptcy my ex-husband and I filed back in 2002. We had our own business that went under after 9/11. I am in the middle of filing disputes re: delinquencies. If there is anything on there, it is due to divorce proceedings. I took on 80% of the debt we owed together unfortunately. (Nov-17-2010)
Q: Is all your income to be generated from GIN? It sounds very smilar too many others where you make money signing others up rather than really selling anything. - jpblan11
A: It is basically a Private Membership Club. Most people get in just for the awesome Membership Benefits. But it also has an Affiliate Program, or Direct Marketing aspect to it as well for those that want to make money with it. The way it works is: Initiation Fee is $1000, and Members pay $150 monthly dues. If you "sponsor" someone into the club, you get paid 20% commissions on both the initiation fee and the monthly dues. So, you get paid constantly on the monthly dues. Hope that helps. :) (Nov-17-2010)
Q: First, you don't pay people to work. All of us lenders probably have a lot of valuable information we would share to you on how to grow a business... and all for free. We invest. You never, NEVER pay for work. Your time is your payment. - himistu22
A: I thank you for the concern, however, I am very well aware of what I am "getting into". This is not just a business, it is a Private, Elite Club where you network with people who are already successful. You are basically mentored by the rich. I have been in it for a year and LOVE it! My brother and I were in the Bahamas last month hanging out on the beach with people such as Mike Seigel, Ed Foreman, Kevin Trudeau and his wife, Dr. Coldwell, Dr. Fred Van Liew and others, who are also members. :) (Nov-20-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tjone69	$50.00	$50.00	11/15/2010 3:18:43 PM
UCLA4life	$25.00	$25.00	11/15/2010 3:24:20 PM
NekHoldings	$25.00	$25.00	11/16/2010 5:46:21 AM
big_balla_papi	$25.00	$25.00	11/16/2010 6:21:50 AM
CommunityArts_Non-profit	$25.00	$25.00	11/16/2010 1:59:38 PM
SolarMoonshine	$25.00	$25.00	11/16/2010 5:24:13 PM
dudebrah	$25.00	$25.00	11/18/2010 7:09:43 PM
oath163	$25.00	$25.00	11/18/2010 8:33:12 PM
Moe87	$25.00	$25.00	11/21/2010 8:31:20 AM
marwadi-62	$300.00	$300.00	11/21/2010 5:30:21 PM
hidavehi	$26.00	$26.00	11/21/2010 12:11:56 PM
mighty-payout1	$25.00	$25.00	11/21/2010 5:44:04 PM
aquistoyraul	$25.00	$25.00	11/22/2010 9:39:06 AM
El_Profesional	$25.00	$25.00	11/22/2010 1:06:05 PM
wild-orange	$50.00	$50.00	11/22/2010 2:17:34 PM
Mikale360	$25.00	$25.00	11/22/2010 1:50:13 PM
ultimate-peace	$300.00	$300.00	11/22/2010 1:33:09 PM
Makingitrain	$27.21	$27.21	11/22/2010 2:47:21 PM
velocity-solo	$25.00	$15.10	11/15/2010 3:38:38 PM
alexgalt	$100.00	$100.00	11/15/2010 3:37:36 PM
eccles	$25.00	$25.00	11/16/2010 4:56:34 PM
twjh	$25.00	$25.00	11/20/2010 3:30:27 AM
eagle1271	$25.00	$25.00	11/20/2010 9:03:28 AM
red-favorable-basis	$25.00	$25.00	11/20/2010 8:14:06 AM
Bob450	$25.00	$25.00	11/20/2010 12:11:11 PM
Free-the-usa-1776	$25.00	$25.00	11/20/2010 8:06:36 PM
justbman	$31.69	$31.69	11/21/2010 7:52:33 PM
bluflame9940	$25.00	$25.00	11/21/2010 12:12:56 PM
Feyenoord	$25.00	$25.00	11/22/2010 6:44:27 AM
green-friendly-bill	$100.00	$100.00	11/22/2010 6:20:20 AM
30 bids
Borrower Payment Dependent Notes Series 484168
This series of Notes was issued and sold upon the funding of the borrower loan #45717, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,200.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	4.95%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-22-2010

Starting lender yield:	12.40%	Starting borrower rate/APR:	13.40% / 15.55%	Starting monthly payment:	$108.44
Final lender yield:	12.40%	Final borrower rate/APR:	13.40% / 15.55%	Final monthly payment:	$108.44

Auction yield range:	5.57% - 12.40%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1974	Debt/Income ratio:	21%
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	30y 2m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$137,972	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	86%
		Homeownership:	Yes
Screen name:	the-prudent-bonus	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	740-759 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	760-779 (Oct-2009)
Principal balance:	$2,937.87	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
Consolidate Debt/Help Relative
This is the second time I've come to Prosper? for a loan. I've made timely payments for the duration of the first loan and commit to being equally responsible again.

The purpose of this loan is to consolidate some debt and continue to assist an elderly relative with in home care.?My debt was accumulated by sending a child?to?private school and college.? I also?attended classes while my?child was in college.??My goal?is to reduce some?of the?credit debt with outrageous interest.??

Currently, I have a mortage and credit card debt in which timely payments are made.? In addition to my primary employment, I supplement income with tutoring and temporary?gigs.?

Thank you in advance for your interest.?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

enthralling-deal180	$50.00	$50.00	11/15/2010 3:12:46 PM
williemc44	$50.00	$50.00	11/15/2010 3:08:11 PM
simplelender80	$100.00	$100.00	11/15/2010 3:10:54 PM
hitsman	$100.00	$100.00	11/15/2010 3:21:02 PM
yield-enlistment	$25.00	$25.00	11/15/2010 3:22:25 PM
metro457	$50.00	$50.00	11/15/2010 3:14:01 PM
organized-payment6	$25.00	$25.00	11/15/2010 3:31:54 PM
finance-mushroom	$100.00	$100.00	11/15/2010 3:23:38 PM
skuba	$25.00	$25.00	11/15/2010 3:31:32 PM
jdwillcox	$100.00	$100.00	11/15/2010 3:31:46 PM
icchok	$50.00	$50.00	11/15/2010 3:30:48 PM
finance_mba	$25.00	$25.00	11/15/2010 3:34:58 PM
reflective-rupee	$44.00	$44.00	11/15/2010 3:48:52 PM
loyalty-sherpa	$50.00	$50.00	11/15/2010 3:40:45 PM
worthy-bid8	$100.00	$100.00	11/15/2010 3:41:30 PM
melodious-fairness	$50.00	$50.00	11/16/2010 1:00:14 PM
investment-artist	$25.00	$25.00	11/17/2010 1:48:42 PM
all_of_that_one	$25.00	$25.00	11/17/2010 6:32:21 PM
FinanceEngine	$35.00	$35.00	11/18/2010 9:37:48 AM
rmpedi33	$50.00	$50.00	11/18/2010 11:07:34 AM
speedy-dime7	$25.00	$25.00	11/18/2010 8:14:24 PM
wwwUniversal	$25.00	$25.00	11/19/2010 3:20:18 AM
EJO	$25.00	$25.00	11/19/2010 9:16:27 AM
epall	$25.00	$25.00	11/19/2010 9:54:05 PM
jdnyguy	$50.00	$50.00	11/20/2010 12:00:21 PM
spiff666	$25.00	$25.00	11/20/2010 8:15:35 AM
samurai2	$25.00	$25.00	11/20/2010 6:46:51 PM
Socorro_Capital_Partners	$25.00	$25.00	11/21/2010 2:10:45 PM
Feyenoord	$25.00	$25.00	11/22/2010 6:40:58 AM
details	$25.00	$25.00	11/22/2010 2:18:15 PM
GElender	$75.00	$75.00	11/15/2010 3:07:57 PM
melodious-fairness	$50.00	$50.00	11/15/2010 3:21:46 PM
epicanthal	$25.00	$25.00	11/15/2010 3:17:19 PM
dunox	$25.00	$25.00	11/15/2010 3:23:08 PM
investment-comet	$25.00	$25.00	11/15/2010 3:13:56 PM
aasx1108	$25.00	$25.00	11/15/2010 3:14:08 PM
nickel-ferret	$50.00	$50.00	11/15/2010 3:32:05 PM
indomitable-coin	$50.00	$50.00	11/15/2010 3:32:53 PM
vigorous-velocity	$100.00	$100.00	11/15/2010 3:33:06 PM
worldly-community3	$50.00	$50.00	11/15/2010 3:36:49 PM
bold-durability-drum	$50.00	$50.00	11/15/2010 3:31:07 PM
Bullish	$25.00	$25.00	11/15/2010 3:41:07 PM
balanced-bill7	$50.00	$11.00	11/15/2010 3:42:12 PM
RandyL3	$25.00	$25.00	11/17/2010 1:13:23 AM
MortgageeMarty	$25.00	$25.00	11/17/2010 8:53:15 AM
blue-useful-auction	$25.00	$25.00	11/17/2010 6:06:26 PM
heerzaquestion	$40.00	$40.00	11/18/2010 6:45:02 AM
penny-plato	$50.00	$50.00	11/18/2010 8:19:22 AM
BxRealtor	$25.00	$25.00	11/18/2010 10:09:31 AM
enthusiastic-balance5	$100.00	$100.00	11/18/2010 2:58:32 PM
dudebrah	$25.00	$25.00	11/18/2010 7:15:14 PM
thrilling-nickel5	$25.00	$25.00	11/18/2010 7:34:20 PM
hopeful-truth5	$75.00	$75.00	11/19/2010 1:08:10 PM
georgedorn	$25.00	$25.00	11/19/2010 2:19:46 PM
Sol_Invictus	$25.00	$25.00	11/19/2010 3:24:28 PM
Jollyrancher	$200.00	$200.00	11/20/2010 4:56:25 AM
HappyToLoan	$30.00	$30.00	11/20/2010 1:20:48 PM
LoanerPrincipal	$100.00	$100.00	11/20/2010 6:47:32 PM
doc1	$100.00	$100.00	11/20/2010 8:46:15 PM
Arpad	$40.00	$40.00	11/21/2010 8:15:42 PM
Johnab	$25.00	$25.00	11/21/2010 5:17:11 PM
4mydaughterseducation	$25.00	$25.00	11/21/2010 12:30:20 PM
balance-chestnut	$50.00	$50.00	11/22/2010 8:39:50 AM
unfixer	$25.00	$25.00	11/22/2010 6:23:04 AM
phaded	$25.00	$25.00	11/21/2010 8:02:05 PM
CashBank	$25.00	$25.00	11/22/2010 9:50:31 AM
loss-of-control	$50.00	$50.00	11/22/2010 11:41:11 AM
goodhearted-basis4	$25.00	$25.00	11/22/2010 1:32:32 PM
yu-rik	$75.00	$75.00	11/22/2010 1:54:01 PM
Techne_Funds_LLC	$25.00	$25.00	11/22/2010 2:59:54 PM
70 bids
Borrower Payment Dependent Notes Series 484866
This series of Notes was issued and sold upon the funding of the borrower loan #45590, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%	Auction start date:	Nov-17-2010
				Auction end date:	Nov-24-2010

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 35.86%	Starting monthly payment:	$87.33
Final lender yield:	31.20%	Final borrower rate/APR:	32.20% / 35.86%	Final monthly payment:	$87.33

Auction yield range:	13.57% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-1996	Debt/Income ratio:	3%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	13y 1m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	25	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	scrappy-deal2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off outstanding credit cards and small loans.

My financial situation:
I am a good candidate for this loan because I have paid good on my past loans.

Monthly net income: $ 3986.00 before taxes

Monthly expenses: $
??Housing: $ 1200.00
??Insurance: $?89.00 per month
??Car expenses: $?40.00
??Utilities: $?276.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 40.00
??Clothing, household expenses $ 20
??Credit cards and other loans: $ 229.00
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$50.00	$50.00	11/17/2010 3:36:28 PM
Artist_Blue	$25.00	$25.00	11/17/2010 4:29:18 PM
DadWarbucks	$27.10	$27.10	11/18/2010 3:43:23 AM
uprising35	$25.00	$25.00	11/18/2010 5:18:37 AM
bid-czar8	$100.00	$100.00	11/18/2010 5:25:57 AM
r0b3m4n	$25.00	$25.00	11/18/2010 7:28:05 AM
Tikibarman	$50.00	$50.00	11/18/2010 7:29:31 AM
kenang1	$25.00	$25.00	11/18/2010 2:17:43 PM
naptap	$25.00	$25.00	11/18/2010 5:25:00 PM
vine99	$40.00	$40.00	11/18/2010 7:40:09 PM
interstellar	$31.78	$31.78	11/20/2010 2:12:59 AM
Kash2010lu	$28.00	$28.00	11/21/2010 3:12:30 PM
Bob450	$25.00	$25.00	11/22/2010 8:24:57 PM
benefit-flow	$35.00	$35.00	11/23/2010 7:17:36 PM
privatebankerva	$25.00	$25.00	11/24/2010 5:47:47 AM
simeonthewhale	$25.00	$25.00	11/24/2010 6:54:05 AM
wild-orange	$25.00	$25.00	11/24/2010 2:23:14 AM
meers2000	$25.00	$25.00	11/24/2010 8:05:17 AM
market-pudding	$25.00	$25.00	11/24/2010 4:27:33 AM
B2152	$25.00	$25.00	11/24/2010 12:12:52 PM
kindness-hickory5	$50.00	$50.00	11/18/2010 4:18:12 AM
tearsnstone	$25.00	$25.00	11/18/2010 5:14:16 AM
JGB	$45.67	$45.67	11/18/2010 6:16:44 AM
soulful-truth	$1,000.00	$497.45	11/18/2010 7:29:44 AM
daekpon	$25.00	$25.00	11/18/2010 7:38:30 AM
benefit-boots	$25.00	$25.00	11/18/2010 7:54:04 AM
grampy48	$25.00	$25.00	11/18/2010 1:25:01 PM
SolarMoonshine	$25.00	$25.00	11/18/2010 5:32:29 PM
dudebrah	$25.00	$25.00	11/18/2010 7:36:27 PM
marwadi-62	$25.00	$25.00	11/21/2010 5:40:56 PM
daekpon	$25.00	$25.00	11/22/2010 4:58:16 PM
durable-economy2	$50.00	$50.00	11/22/2010 8:58:00 PM
glenium	$25.00	$25.00	11/24/2010 4:53:18 AM
goodhearted-basis4	$25.00	$25.00	11/24/2010 7:54:36 AM
melodious-openness	$400.00	$400.00	11/24/2010 12:05:14 PM
njcass79	$45.00	$45.00	11/24/2010 10:35:44 AM
36 bids
Borrower Payment Dependent Notes Series 485040
This series of Notes was issued and sold upon the funding of the borrower loan #45729, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-18-2010
				Auction end date:	Nov-25-2010

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$84.36
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$82.19

Auction yield range:	10.57% - 28.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-1997	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	9y 2m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,146	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	70%
		Homeownership:	No
Screen name:	top-wonderous-credit	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
website and marketing materials for
Purpose of loan:
This loan will be used to purchase marketing materials for Coastal Cruzin Creative (beach clothing store)

My financial situation:
I am a good candidate for this loan because I am responsible and the monies from this loan will help with substantial growth for my small business

Monthly net income: $3650.00

Monthly expenses: $ 2450.00
??Housing: $1000
??Insurance: $30.00
??Car expenses: $250
??Utilities: $125
??Phone, cable, internet: $200
??Food, entertainment: $500
??Clothing, household expenses $100
??Credit cards and other loans: $200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

transaction-circuit	$50.00	$50.00	11/18/2010 2:42:31 PM
MAYBROOK	$50.00	$50.00	11/18/2010 3:34:12 PM
reflective-rupee	$25.11	$25.11	11/18/2010 2:53:45 PM
forthright-dedication	$37.55	$37.55	11/18/2010 3:33:34 PM
CROBRUN	$50.00	$50.00	11/18/2010 3:33:38 PM
elijjah	$25.00	$25.00	11/18/2010 3:33:31 PM
building_community	$50.00	$50.00	11/18/2010 3:33:59 PM
vine99	$50.00	$50.00	11/18/2010 5:22:44 PM
Grub63	$35.00	$35.00	11/18/2010 8:57:46 PM
Asian-Persuasion	$25.00	$25.00	11/20/2010 7:14:41 AM
Reliance_Banker	$25.00	$25.00	11/22/2010 7:17:33 PM
One_Lolo	$25.00	$25.00	11/23/2010 12:39:18 PM
dudebrah	$25.00	$25.00	11/23/2010 3:56:49 PM
finance-prescription	$100.00	$100.00	11/24/2010 8:00:13 AM
LoanerPrincipal	$25.00	$25.00	11/25/2010 12:03:03 AM
wonder3	$25.00	$25.00	11/25/2010 10:06:27 AM
wojo	$25.00	$25.00	11/25/2010 6:02:33 AM
cash-tent	$25.00	$25.00	11/25/2010 9:07:17 AM
HammerSmith	$25.00	$25.00	11/25/2010 12:00:43 PM
Mighty_Hunter	$50.00	$50.00	11/25/2010 1:48:33 PM
kulender	$50.00	$50.00	11/18/2010 2:46:01 PM
simplelender80	$100.00	$100.00	11/18/2010 2:45:06 PM
keeminn	$25.00	$25.00	11/18/2010 3:33:40 PM
cspot	$25.00	$25.00	11/18/2010 3:33:33 PM
GrooveBiz	$25.00	$25.00	11/18/2010 3:33:36 PM
oldmora	$50.00	$50.00	11/18/2010 3:33:39 PM
MylesNH	$25.00	$25.00	11/18/2010 3:34:02 PM
tkr2	$25.00	$1.34	11/18/2010 3:34:14 PM
AntiKris	$50.00	$50.00	11/18/2010 3:33:42 PM
Whipster	$25.00	$25.00	11/18/2010 3:37:40 PM
vivid-listing1	$25.00	$25.00	11/18/2010 4:50:36 PM
intuitive-bill	$25.00	$25.00	11/18/2010 10:12:02 PM
SignatureCapital	$25.00	$25.00	11/19/2010 7:46:27 AM
foothillender	$25.00	$25.00	11/19/2010 8:10:57 AM
DasMula	$25.00	$25.00	11/19/2010 4:04:00 PM
honey-money	$25.00	$25.00	11/19/2010 5:43:11 PM
commanding-income774	$25.00	$25.00	11/20/2010 7:42:22 PM
Reliance_Banker	$25.00	$25.00	11/22/2010 7:16:50 PM
enchanted-note	$25.00	$25.00	11/23/2010 6:22:46 AM
paradisenow	$25.00	$25.00	11/23/2010 7:38:35 AM
persistent-bazaar	$50.00	$50.00	11/24/2010 7:07:58 AM
entertaining-greenback2	$25.00	$25.00	11/24/2010 6:16:04 PM
favorite-commerce	$50.00	$50.00	11/25/2010 9:06:18 AM
loss-of-control	$50.00	$50.00	11/25/2010 9:16:50 AM
balanced-balance6	$25.00	$25.00	11/25/2010 6:58:56 AM
ultimate-peace	$300.00	$300.00	11/25/2010 12:23:52 PM
trumpeter5	$25.00	$25.00	11/25/2010 1:34:00 PM
loss-of-control	$50.00	$50.00	11/25/2010 9:16:22 AM
social-zebra	$26.00	$26.00	11/25/2010 11:54:42 AM
jybank	$25.00	$25.00	11/25/2010 1:54:50 PM
50 bids
Borrower Payment Dependent Notes Series 485060
This series of Notes was issued and sold upon the funding of the borrower loan #45593, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-22-2010
				Auction end date:	Nov-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24
Final lender yield:	27.50%	Final borrower rate/APR:	28.50% / 34.60%	Final monthly payment:	$41.63

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	19.90%
Lender servicing fee:	1.00%	Estimated return:	7.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1985	Debt/Income ratio:	24%
Credit score:	640-659 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	12y 1m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$35,944	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	chitownguy58	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help paying for daughter's bar exam
Purpose of loan:
This loan will be used to? help pay for my daughter's bar exam prep class and bar application fees

My financial situation:
I am a good candidate for this loan because? I have a 12 year work history with the same employer and solid earnings. Savings were recently eaten up due to a medical emergency involving my younger daughter.

Monthly net income: $ 5600

Monthly expenses: $
??Housing: $ 0 -?Living rent-free??
????Insurance: $ 75
??Car expenses: $ 200
??Utilities: $ 100
??Phone, cable, internet: $ 300
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hundorama	$44.74	$44.74	11/24/2010 9:54:21 PM
850	$50.00	$50.00	11/26/2010 7:16:14 PM
cash-tent	$25.00	$25.00	11/27/2010 2:28:13 PM
britches613	$50.00	$5.37	11/27/2010 4:51:19 PM
Bocephus1959	$25.00	$25.00	11/28/2010 7:42:13 AM
paceme1	$31.76	$31.76	11/28/2010 3:03:55 PM
vigorous-moola	$36.00	$36.00	11/29/2010 7:07:09 AM
2grindstones	$50.00	$50.00	11/29/2010 10:02:01 AM
yons88	$51.16	$51.16	11/29/2010 10:23:30 AM
ultimate-peace	$300.00	$300.00	11/29/2010 9:00:31 AM
GS-ROCK	$25.00	$25.00	11/23/2010 8:29:59 AM
vutah	$25.00	$25.00	11/26/2010 10:19:21 AM
alexgalt	$50.00	$50.00	11/26/2010 10:59:33 AM
vine99	$45.00	$45.00	11/26/2010 4:44:50 PM
kindness-venture1	$47.97	$47.97	11/27/2010 8:43:57 AM
lofo85	$25.00	$25.00	11/28/2010 9:54:40 AM
truth-trapper	$25.00	$25.00	11/28/2010 4:03:06 PM
doopers	$25.00	$25.00	11/28/2010 4:38:00 PM
wilchik	$25.00	$25.00	11/29/2010 6:50:08 AM
sturdy-peace9	$88.00	$88.00	11/29/2010 8:45:43 AM
20 bids
Borrower Payment Dependent Notes Series 485076
This series of Notes was issued and sold upon the funding of the borrower loan #45700, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-19-2010
				Auction end date:	Nov-25-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$90.47

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-1998	Debt/Income ratio:	25%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 6	Length of status:	10y 5m
Amount delinquent:	$15	Total credit lines:	21	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,239	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	7%
		Homeownership:	No
Screen name:	reinforced-moola0	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	640-659 (Latest)
Principal borrowed:	$4,500.00	< 31 days late:	0 ( 0% )	680-699 (Oct-2009)
Principal balance:	$3,370.99	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

money-bauble	$25.00	$25.00	11/19/2010 3:35:46 PM
reflective-rupee	$100.00	$100.00	11/19/2010 3:45:14 PM
reflective-rupee	$100.00	$100.00	11/19/2010 3:45:28 PM
hopeful-truth5	$50.00	$50.00	11/19/2010 7:49:53 PM
Amber_Stone	$25.00	$25.00	11/20/2010 6:21:08 AM
inspiring-reward	$43.14	$43.14	11/20/2010 8:51:09 AM
big_balla_papi	$25.00	$25.00	11/20/2010 10:32:13 AM
secondreality	$25.00	$25.00	11/20/2010 7:40:47 AM
direct-social3	$50.00	$50.00	11/21/2010 5:44:55 PM
heerzaquestion	$25.00	$25.00	11/22/2010 3:39:23 PM
ASR3	$25.00	$25.00	11/22/2010 5:41:26 PM
vine99	$40.00	$40.00	11/23/2010 9:22:53 PM
silvercertificate	$25.00	$25.00	11/24/2010 9:29:10 AM
velocity-solo	$25.00	$25.00	11/24/2010 3:28:56 PM
reward-adventure	$50.00	$50.00	11/24/2010 3:29:17 PM
CommunityArts_Non-profit	$25.00	$25.00	11/25/2010 2:13:43 AM
bluehen00	$25.00	$25.00	11/25/2010 5:51:30 AM
drcoop	$25.00	$25.00	11/25/2010 8:33:27 AM
dudebrah	$25.00	$25.00	11/25/2010 2:03:10 PM
giannyny	$25.00	$25.00	11/25/2010 2:43:17 PM
lucrative-transparency0	$25.00	$25.00	11/25/2010 2:43:27 PM
shrewd-income	$50.00	$50.00	11/25/2010 3:48:23 PM
mtquan	$25.00	$25.00	11/25/2010 2:43:32 PM
copper	$50.00	$50.00	11/25/2010 2:44:36 PM
Aleut	$25.00	$25.00	11/25/2010 2:44:42 PM
brother_tam	$50.00	$50.00	11/19/2010 3:38:58 PM
forthright-dedication	$25.00	$25.00	11/19/2010 3:39:46 PM
graceful-investment	$50.00	$50.00	11/19/2010 3:52:03 PM
tech310	$25.00	$25.00	11/19/2010 4:07:07 PM
Diamond_Jim	$25.00	$25.00	11/20/2010 4:09:35 AM
BankofBen	$25.00	$25.00	11/19/2010 10:12:15 PM
Artist_Blue	$25.00	$25.00	11/20/2010 9:37:51 AM
MM1207	$25.00	$25.00	11/20/2010 8:51:14 AM
Kash2010lu	$35.00	$35.00	11/20/2010 12:21:24 PM
svandgts	$25.00	$25.00	11/20/2010 8:48:01 AM
zone6	$100.00	$100.00	11/22/2010 8:43:29 PM
scarlet-velvet	$25.00	$25.00	11/22/2010 8:58:38 PM
Comoparklender	$25.00	$25.00	11/23/2010 4:36:59 PM
oath163	$25.00	$25.00	11/23/2010 8:59:34 PM
head	$25.00	$25.00	11/24/2010 3:55:39 AM
finance-prescription	$50.00	$50.00	11/24/2010 7:52:39 AM
exchange-pledge	$25.00	$25.00	11/24/2010 3:38:43 PM
AF-Chief	$35.00	$35.00	11/24/2010 3:29:11 PM
villagers	$25.00	$25.00	11/24/2010 3:38:55 PM
gelidfrank	$25.00	$25.00	11/24/2010 3:39:03 PM
ah-long	$25.00	$25.00	11/24/2010 3:39:48 PM
mikeandcat	$100.00	$100.00	11/24/2010 10:50:13 PM
valiant-liberty4	$25.00	$25.00	11/24/2010 8:49:31 PM
dedicated-transaction796	$50.00	$50.00	11/25/2010 2:28:30 PM
flwah	$25.00	$25.00	11/25/2010 2:43:07 PM
IIP77	$25.00	$25.00	11/25/2010 2:42:58 PM
honorable-yield	$25.00	$25.00	11/25/2010 2:43:20 PM
MrBailey	$25.00	$25.00	11/25/2010 2:43:34 PM
aldeed	$100.00	$96.86	11/25/2010 2:47:23 PM
54 bids
Borrower Payment Dependent Notes Series 485104
This series of Notes was issued and sold upon the funding of the borrower loan #45703, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,300.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%	Auction start date:	Nov-19-2010
				Auction end date:	Nov-24-2010

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 19.16%	Starting monthly payment:	$45.00
Final lender yield:	13.90%	Final borrower rate/APR:	14.90% / 19.16%	Final monthly payment:	$45.00

Auction yield range:	5.57% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jan-1997	Debt/Income ratio:	7%
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	10y 0m
Amount delinquent:	$0	Total credit lines:	5	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$15
Delinquencies in last 7y:	0	Bankcard utilization:	4%
		Homeownership:	No
Screen name:	courageous-note	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
for dental work
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hopeful-truth5	$100.00	$100.00	11/19/2010 3:37:36 PM
money-bauble	$25.00	$25.00	11/19/2010 3:37:30 PM
selector568	$200.00	$200.00	11/19/2010 3:55:38 PM
authentic-liberty7	$50.00	$50.00	11/19/2010 3:38:45 PM
simplelender80	$100.00	$100.00	11/19/2010 3:52:43 PM
GElender	$100.00	$69.29	11/19/2010 3:53:10 PM
interstellar	$50.00	$50.00	11/20/2010 2:11:06 AM
stuy1998	$30.00	$30.00	11/20/2010 5:40:44 PM
UHcougars	$32.71	$32.71	11/21/2010 9:00:51 AM
outofoffice	$50.00	$50.00	11/22/2010 7:48:41 AM
Cashlender1992	$38.00	$38.00	11/22/2010 10:49:25 AM
blissful-exchange4	$50.00	$50.00	11/23/2010 6:42:56 AM
jcquiroz	$50.00	$50.00	11/23/2010 11:05:46 AM
engaging-worth	$25.00	$25.00	11/24/2010 9:35:33 AM
exchange-squirrel	$25.00	$25.00	11/19/2010 3:56:32 PM
enthralling-deal180	$50.00	$50.00	11/19/2010 3:52:51 PM
Approved	$25.00	$25.00	11/19/2010 3:56:44 PM
EJO	$25.00	$25.00	11/20/2010 2:12:49 AM
wwwUniversal	$25.00	$25.00	11/20/2010 4:24:58 AM
marwadi-62	$100.00	$100.00	11/21/2010 5:38:27 PM
DRJWAW	$25.00	$25.00	11/22/2010 3:33:29 PM
cash-vault	$25.00	$25.00	11/23/2010 3:15:45 AM
Dopplerbob	$30.00	$30.00	11/23/2010 11:37:53 AM
RIVERHTS	$50.00	$50.00	11/23/2010 5:46:54 PM
indomitable-coin	$50.00	$50.00	11/24/2010 8:51:56 AM
25 bids
Borrower Payment Dependent Notes Series 485518
This series of Notes was issued and sold upon the funding of the borrower loan #45726, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-23-2010
				Auction end date:	Nov-30-2010

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$84.36
Final lender yield:	25.94%	Final borrower rate/APR:	26.94% / 30.48%	Final monthly payment:	$81.59

Auction yield range:	10.57% - 28.50%	Estimated loss impact:	11.44%
Lender servicing fee:	1.00%	Estimated return:	14.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1987	Debt/Income ratio:	29%
Credit score:	700-719 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	9y 8m
Amount delinquent:	$0	Total credit lines:	48	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$49,426	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	79%
		Homeownership:	Yes
Screen name:	boss810	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Braces for my daughter
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JustMee	$25.00	$25.00	11/23/2010 5:04:01 PM
Whipster	$25.00	$25.00	11/24/2010 6:52:45 AM
finance-prescription	$100.00	$100.00	11/24/2010 7:59:25 AM
ORcowboy	$50.00	$50.00	11/26/2010 8:08:28 AM
greenback-guard	$25.00	$25.00	11/26/2010 9:09:45 AM
umfan123	$25.00	$25.00	11/26/2010 1:18:06 PM
bold-attentive-listing	$30.00	$30.00	11/26/2010 5:26:54 PM
squarebob	$25.00	$25.00	11/26/2010 10:47:54 PM
Bocephus1959	$25.00	$25.00	11/28/2010 7:57:45 AM
income-rocker2	$39.77	$39.77	11/29/2010 11:00:18 AM
loss-of-control	$50.00	$50.00	11/29/2010 3:36:44 PM
loss-of-control	$50.00	$50.00	11/29/2010 3:36:07 PM
HammerSmith	$25.00	$25.00	11/29/2010 4:40:09 PM
loss-of-control	$50.00	$50.00	11/29/2010 3:35:45 PM
csa_101824	$25.00	$25.00	11/30/2010 1:11:41 AM
mercuriant	$25.00	$25.00	11/30/2010 5:52:40 AM
credit-missile	$25.00	$25.00	11/30/2010 8:04:36 AM
credit-missile	$25.00	$25.00	11/30/2010 8:04:06 AM
wonder3	$25.00	$10.23	11/30/2010 6:40:42 AM
favorite-commerce	$50.00	$50.00	11/30/2010 10:19:06 AM
Requiem	$25.00	$25.00	11/30/2010 7:55:53 AM
smart-finance773	$25.00	$25.00	11/30/2010 8:06:47 AM
bcg2004	$25.00	$25.00	11/30/2010 11:07:43 AM
precious-coin3	$25.00	$25.00	11/30/2010 11:09:28 AM
grampy48	$35.00	$35.00	11/30/2010 11:55:11 AM
direct-social3	$50.00	$50.00	11/30/2010 11:32:56 AM
leverage-monger	$25.00	$25.00	11/30/2010 9:49:01 AM
ultimate-peace	$300.00	$300.00	11/30/2010 1:29:45 PM
loan-eagle9	$25.00	$25.00	11/30/2010 11:19:40 AM
jybank	$25.00	$25.00	11/30/2010 2:27:58 PM
reflective-rupee	$200.00	$200.00	11/23/2010 3:12:36 PM
finance-prescription	$50.00	$50.00	11/24/2010 7:46:20 AM
adir1	$25.00	$25.00	11/26/2010 1:19:50 PM
glroark	$100.00	$100.00	11/26/2010 1:49:59 PM
vine99	$55.00	$55.00	11/26/2010 5:01:12 PM
exchange-dreams	$25.00	$25.00	11/26/2010 6:11:17 PM
850	$50.00	$50.00	11/26/2010 8:00:31 PM
blissful-gain	$25.00	$25.00	11/26/2010 9:27:48 PM
nethosters	$25.00	$25.00	11/28/2010 6:09:17 PM
willinvest	$25.00	$25.00	11/29/2010 1:06:28 PM
FutureLenderEC	$25.00	$25.00	11/29/2010 2:28:34 PM
erowis	$30.00	$30.00	11/30/2010 8:11:01 AM
bitano	$50.00	$50.00	11/30/2010 8:29:30 AM
d_grbg	$25.00	$25.00	11/30/2010 9:28:12 AM
credit-missile	$25.00	$25.00	11/30/2010 8:03:35 AM
45 bids
Borrower Payment Dependent Notes Series 485568
This series of Notes was issued and sold upon the funding of the borrower loan #45602, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-23-2010
				Auction end date:	Nov-30-2010

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$75.92
Final lender yield:	24.00%	Final borrower rate/APR:	25.00% / 28.50%	Final monthly payment:	$71.57

Auction yield range:	10.57% - 28.50%	Estimated loss impact:	11.39%
Lender servicing fee:	1.00%	Estimated return:	12.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1995	Debt/Income ratio:	32%
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	10 / 9	Length of status:	7y 1m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,049	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	79%
		Homeownership:	Yes
Screen name:	progressive-hope3	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off credit cards
Purpose of loan:
This loan will be used to?
pay off credit card and get car repaired
My financial situation:
I am a good candidate for this loan because?
i have the monthly income to support this loan and have a good credit score
Monthly net income: $
1500.00
Monthly expenses: $
??Housing: $ 495.00
??Insurance: $?50.00??Car expenses: $ 0.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 65.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 25.00
??Credit cards and other loans: $ 75.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Top_Gun_Lender	$26.00	$26.00	11/23/2010 6:36:23 PM
SolarMoonshine	$25.00	$25.00	11/23/2010 5:31:09 PM
loanman2007	$75.00	$75.00	11/24/2010 6:11:12 AM
foothillender	$25.00	$25.00	11/24/2010 7:24:33 AM
credit-missile	$25.00	$25.00	11/26/2010 10:27:30 AM
2grindstones	$25.00	$25.00	11/26/2010 4:45:25 PM
4mydaughterseducation	$26.00	$26.00	11/26/2010 6:05:26 PM
squarebob	$25.00	$25.00	11/26/2010 8:07:05 PM
Bocephus1959	$25.00	$25.00	11/28/2010 7:55:01 AM
honey-money	$25.00	$25.00	11/28/2010 8:04:30 PM
credit-missile	$25.00	$25.00	11/29/2010 9:44:31 AM
priceless-cash5	$25.00	$25.00	11/29/2010 10:39:14 AM
MarvintheMartian	$25.00	$25.00	11/29/2010 4:16:52 PM
I-Believe-In-You	$25.00	$25.00	11/30/2010 7:15:10 AM
cr55595	$26.05	$26.05	11/30/2010 9:51:48 AM
trade-vista	$25.00	$25.00	11/30/2010 11:37:27 AM
orbital-return316	$25.00	$25.00	11/30/2010 1:59:00 PM
blissful-dedication3	$25.00	$25.00	11/30/2010 2:41:52 PM
reflective-rupee	$360.00	$260.95	11/23/2010 3:11:39 PM
lendstats_com	$100.00	$100.00	11/24/2010 9:02:50 AM
benefit-boots	$25.00	$25.00	11/26/2010 11:22:48 AM
credit-missile	$25.00	$25.00	11/26/2010 10:29:04 AM
850	$50.00	$50.00	11/26/2010 8:06:07 PM
poolshark72	$25.00	$25.00	11/28/2010 6:16:43 PM
GS-ROCK	$25.00	$25.00	11/29/2010 7:47:44 AM
noble-marketplace	$27.00	$27.00	11/29/2010 2:22:55 PM
bst	$34.00	$34.00	11/29/2010 2:46:52 PM
ethicalhumanist	$50.00	$50.00	11/29/2010 3:20:33 PM
loss-of-control	$50.00	$50.00	11/29/2010 3:49:38 PM
SV-AZ	$25.00	$25.00	11/29/2010 5:23:39 PM
doopers	$25.00	$25.00	11/29/2010 6:37:21 PM
silver-bluebird	$25.00	$25.00	11/29/2010 8:35:53 PM
marwadi-62	$115.00	$115.00	11/30/2010 6:55:01 AM
credit-missile	$25.00	$25.00	11/30/2010 8:02:14 AM
Kyileo	$25.00	$25.00	11/30/2010 9:26:23 AM
daekpon	$35.00	$35.00	11/30/2010 10:59:32 AM
ultimate-peace	$300.00	$300.00	11/30/2010 1:30:30 PM
I-Believe-In-You	$25.00	$25.00	11/30/2010 2:41:42 PM
jybank	$25.00	$25.00	11/30/2010 2:30:21 PM
39 bids
Borrower Payment Dependent Notes Series 481549
This series of Notes was issued and sold upon the funding of the borrower loan #45584, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	4.95%	Auction start date:	Nov-22-2010
				Auction end date:	Nov-28-2010

Starting lender yield:	12.40%	Starting borrower rate/APR:	13.40% / 15.55%	Starting monthly payment:	$169.43
Final lender yield:	12.40%	Final borrower rate/APR:	13.40% / 15.55%	Final monthly payment:	$169.43

Auction yield range:	5.57% - 12.40%	Estimated loss impact:	5.16%
Lender servicing fee:	1.00%	Estimated return:	7.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1992	Debt/Income ratio:	29%
Credit score:	760-779 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	13y 8m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,626	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	Yes
Screen name:	alleylou	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	760-779 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	780-799 (May-2010) 780-799 (Oct-2009) 780-799 (Mar-2008)
Principal balance:	$7,036.94	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
paying off high interest cards
Trying to consolidate bills and pay off the higher interest cards.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

enthralling-deal180	$50.00	$50.00	11/22/2010 10:30:51 AM
Ripsaw4U	$50.00	$50.00	11/22/2010 10:31:06 AM
ray1051	$50.00	$50.00	11/22/2010 10:38:14 AM
raisingophelia	$25.00	$25.00	11/22/2010 10:38:29 AM
objective-investor	$150.00	$150.00	11/22/2010 10:31:12 AM
finance-mushroom	$100.00	$100.00	11/22/2010 10:43:11 AM
hitsman	$100.00	$100.00	11/22/2010 10:31:59 AM
platinum-celebration4	$25.00	$25.00	11/22/2010 10:46:40 AM
riproaringrapids	$25.00	$25.00	11/22/2010 10:52:41 AM
AFairDeal	$50.00	$50.00	11/22/2010 10:54:40 AM
simplelender80	$100.00	$100.00	11/22/2010 10:30:44 AM
worthy-bid8	$91.96	$91.96	11/22/2010 11:01:10 AM
nickel-ferret	$50.00	$50.00	11/22/2010 10:33:59 AM
icchok	$50.00	$50.00	11/22/2010 10:52:49 AM
Steveoo1	$25.00	$25.00	11/22/2010 10:56:31 AM
investment-comet	$25.00	$25.00	11/22/2010 10:43:58 AM
tech310	$50.00	$50.00	11/22/2010 10:46:00 AM
skuba	$25.00	$25.00	11/22/2010 11:04:37 AM
hopeful-truth5	$100.00	$100.00	11/22/2010 11:44:27 AM
uncleubb	$25.00	$25.00	11/22/2010 10:55:58 AM
authentic-liberty7	$50.00	$50.00	11/22/2010 11:44:48 AM
penny-plato	$25.00	$25.00	11/22/2010 3:41:17 PM
reflective-rupee	$300.00	$300.00	11/22/2010 3:01:35 PM
schreibp	$25.00	$25.00	11/22/2010 5:40:50 PM
the-profit-oracle	$25.00	$25.00	11/22/2010 6:03:52 PM
melodious-fairness	$50.00	$50.00	11/23/2010 9:27:55 AM
samberton	$25.00	$25.00	11/23/2010 6:45:17 PM
Sol_Invictus	$25.00	$25.00	11/24/2010 4:48:38 AM
Papa_Mema	$25.00	$25.00	11/24/2010 8:46:27 AM
rmpedi33	$25.00	$25.00	11/24/2010 10:13:56 AM
heerzaquestion	$25.00	$25.00	11/24/2010 5:25:59 PM
wwwUniversal	$25.00	$25.00	11/25/2010 1:20:36 AM
availableloan	$25.00	$25.00	11/26/2010 12:17:13 AM
thankful-nickel2	$25.00	$25.00	11/26/2010 8:18:57 AM
greenback-guard	$25.00	$25.00	11/26/2010 9:08:25 AM
ORteacher	$50.00	$50.00	11/26/2010 10:29:31 AM
heerzaquestion	$25.00	$25.00	11/26/2010 10:21:54 AM
benefit-trident	$25.00	$25.00	11/26/2010 12:35:29 PM
adir1	$50.00	$50.00	11/26/2010 1:05:19 PM
pja138	$50.00	$50.00	11/26/2010 1:38:42 PM
squarebob	$25.00	$25.00	11/26/2010 1:47:45 PM
travels536	$25.00	$25.00	11/26/2010 5:25:53 PM
TakeCare	$50.00	$50.00	11/26/2010 6:54:42 PM
Lefty_the_Lender	$25.00	$25.00	11/26/2010 7:35:29 PM
r1w	$25.00	$25.00	11/26/2010 8:29:06 PM
Dr_Starchildren	$25.00	$25.00	11/26/2010 8:59:55 PM
Richmp412	$25.00	$25.00	11/27/2010 7:43:21 AM
Edge78	$25.00	$25.00	11/27/2010 9:08:52 AM
MWMoney	$25.00	$25.00	11/27/2010 6:48:39 AM
hidavehi	$39.00	$39.00	11/27/2010 7:24:28 AM
samurai2	$30.00	$30.00	11/27/2010 8:37:30 AM
Speedfreak	$25.00	$25.00	11/27/2010 6:30:02 PM
BxRealtor	$25.00	$25.00	11/27/2010 6:57:49 PM
ScottCapital	$25.00	$25.00	11/28/2010 8:24:27 AM
platinum-investor1	$25.00	$25.00	11/28/2010 10:59:31 AM
primed	$25.00	$25.00	11/28/2010 8:37:46 AM
finance_mba	$25.00	$25.00	11/22/2010 10:35:18 AM
ichibon	$150.00	$150.00	11/22/2010 10:40:45 AM
jazzlender	$25.00	$25.00	11/22/2010 10:41:26 AM
dunox	$25.00	$25.00	11/22/2010 10:31:21 AM
jdwillcox	$100.00	$100.00	11/22/2010 10:43:44 AM
proper-commitment5	$25.00	$25.00	11/22/2010 10:49:22 AM
GElender	$100.00	$100.00	11/22/2010 10:30:57 AM
melodious-fairness	$50.00	$50.00	11/22/2010 10:32:11 AM
organized-payment6	$25.00	$25.00	11/22/2010 10:33:47 AM
indomitable-coin	$50.00	$50.00	11/22/2010 10:34:41 AM
delicious-social132	$50.00	$50.00	11/22/2010 10:39:40 AM
bid-czar8	$100.00	$100.00	11/22/2010 10:40:02 AM
ASR3	$25.00	$25.00	11/22/2010 10:53:32 AM
vigorous-velocity	$100.00	$100.00	11/22/2010 10:41:53 AM
yield-enlistment	$25.00	$25.00	11/22/2010 10:45:15 AM
RandyL3	$25.00	$25.00	11/22/2010 11:02:22 AM
handshake5	$50.00	$50.00	11/22/2010 11:43:45 AM
powerful-finance7	$25.00	$25.00	11/22/2010 10:51:33 AM
money-bauble	$25.00	$25.00	11/22/2010 12:24:04 PM
kulender	$50.00	$50.00	11/22/2010 12:27:08 PM
orderly-leverage	$50.00	$50.00	11/22/2010 1:58:57 PM
ahansen	$40.00	$40.00	11/22/2010 5:05:32 PM
reflective-rupee	$200.00	$200.00	11/22/2010 3:02:02 PM
angelinvestor2	$50.00	$50.00	11/22/2010 5:09:06 PM
JustMee	$25.00	$25.00	11/22/2010 5:47:48 PM
kublai	$100.00	$100.00	11/22/2010 5:05:30 PM
responsibility-butterfly	$25.00	$25.00	11/22/2010 5:07:30 PM
graceful-investment	$66.96	$66.96	11/22/2010 6:43:25 PM
trustworthy-fairness	$50.00	$39.21	11/22/2010 6:48:05 PM
all_of_that_one	$33.00	$33.00	11/22/2010 8:54:30 PM
cerebral-dollar773	$50.00	$50.00	11/23/2010 9:05:57 AM
payout-reaction740	$25.00	$25.00	11/23/2010 11:35:53 AM
cxl9	$50.00	$50.00	11/23/2010 7:15:37 PM
Oak-Parker	$25.09	$25.09	11/25/2010 5:17:26 AM
enthralling-compassion	$25.00	$25.00	11/26/2010 12:25:21 AM
lucky2	$25.00	$25.00	11/26/2010 6:33:31 AM
balance-force	$25.00	$25.00	11/26/2010 8:00:06 AM
justice-trooper	$40.00	$40.00	11/26/2010 10:23:54 AM
Loansforlife	$25.00	$25.00	11/26/2010 10:40:32 AM
kc8fot	$50.00	$50.00	11/26/2010 1:11:12 PM
squarebob	$25.00	$25.00	11/26/2010 1:47:58 PM
mlpinz	$100.00	$100.00	11/26/2010 6:10:05 PM
poetic-economy	$50.00	$50.00	11/26/2010 7:25:55 PM
Torero06	$35.30	$35.30	11/26/2010 8:19:52 PM
creative-generosity3	$26.80	$26.80	11/27/2010 6:01:54 AM
fcb202	$27.68	$27.68	11/27/2010 12:57:36 AM
Ratgirl	$25.00	$25.00	11/27/2010 9:45:52 AM
mrthatcher	$30.00	$30.00	11/27/2010 10:50:54 AM
malcolmreynolds	$25.00	$25.00	11/27/2010 3:35:49 PM
RIVERHTS	$50.00	$50.00	11/27/2010 4:23:54 PM
CymruAmByth	$25.00	$25.00	11/28/2010 3:37:43 AM
bullincage	$25.00	$25.00	11/28/2010 10:09:12 AM
gilbrear	$25.00	$25.00	11/28/2010 7:28:53 AM
109 bids
Borrower Payment Dependent Notes Series 482407
This series of Notes was issued and sold upon the funding of the borrower loan #45705, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-01-2010
				Auction end date:	Nov-06-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$102.73
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$102.73

Auction yield range:	10.71% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Nov-1995	Debt/Income ratio:	5%
Credit score:	700-719 (Oct-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	24 / 18	Length of status:	13y 4m
Amount delinquent:	$0	Total credit lines:	57	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,863	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	57%
		Homeownership:	Yes
Screen name:	progressive-greenback3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Capital for growth
Purpose of loan:
This loan will be used to?expand existing client base for a nationwide insurer

My financial situation:
I am a good candidate for this loan because?I have good credit and have always paid all my obligations

Monthly net income: $ 12000.00 ????

Monthly expenses:?$ 5195
??Housing: $ 1700 ??
??Insurance: $ 200
??Car expenses: $ 800 ???
??Utilities: $ 75
??Phone, cable, internet: $ 120
??Food, entertainment: $ 500
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 1500
??Other expenses: $

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: [1] Why are you seeking to borrow $2,500 if you could just pay it off from your nearly $7K per month over expenses? [2] Will you keep this loan going the full 3 years? [3] Why, with that much income, did you score a 'D' rating on Prosper? - omahajay
A: 1) I need a short term loan because Union Bank took away my credit line 2) I will pay this loan off sooner rather than later 3) I have too much personal credit that is pulling my credit score down (713 with Experian), I have around 40 accounts that are all in good standing and have never missed a payment. (Nov-02-2010)
Q: Hi, How does the $2500 help you expand your clients' base? Thanks, - p2ploan-sensation211
A: I am purchasing a piece of equipment and this money helps finance the equipment. It is not the entire amount but every little bit helps. Thank you (Nov-06-2010)
Q: What kind of business do you own?. If you own a business why is the profession listed as sales and commission? - principal-star
A: Insurance franchise. Full service insurance agency that sells full line of property and casualty products. Thank you for your question. (Nov-06-2010)
Q: Have you listed all your expenses? If so, could you explain your revolving credit balance given your large monthly net savings? Thanks for your listing. - _NaLNaBB
A: I keep my personal expenses separate from my business expenses. Some of the revolving credit on my personal credit report is from the business side. Thank you for your question. (Nov-06-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$200.00	$200.00	11/1/2010 3:29:36 PM
transaction-circuit	$50.00	$50.00	11/1/2010 3:25:22 PM
Artist_Blue	$25.00	$25.00	11/1/2010 3:40:54 PM
platinum-celebration4	$25.00	$25.00	11/1/2010 3:41:15 PM
valiant-liberty4	$25.00	$25.00	11/1/2010 3:42:27 PM
bid-czar8	$50.00	$50.00	11/1/2010 5:28:48 PM
suave-dime6	$25.00	$25.00	11/1/2010 7:46:24 PM
kulender	$50.00	$50.00	11/2/2010 6:21:15 AM
macgeek	$25.00	$25.00	11/2/2010 8:56:58 AM
handshake5	$100.00	$100.00	11/2/2010 3:37:45 PM
108lender	$100.00	$100.00	11/2/2010 3:28:31 PM
bold-attentive-listing	$25.00	$25.00	11/3/2010 9:03:40 AM
reflective-rupee	$44.00	$44.00	11/3/2010 1:02:07 PM
worthy-bid8	$25.00	$25.00	11/3/2010 3:05:20 PM
natural-greenback6	$25.00	$25.00	11/3/2010 3:52:45 PM
nickel-hickory	$25.00	$25.00	11/3/2010 4:02:36 PM
worthy-bid4	$64.11	$64.11	11/3/2010 8:51:08 PM
vine99	$50.00	$50.00	11/3/2010 9:02:23 PM
flwah	$25.00	$25.00	11/4/2010 1:29:18 AM
greenback-bull6	$50.00	$21.78	11/4/2010 10:19:24 AM
hookUup	$100.00	$100.00	11/4/2010 9:46:14 PM
Bob450	$25.00	$25.00	11/4/2010 9:04:41 PM
progressive-power9	$25.00	$25.00	11/5/2010 1:52:25 PM
loyalist1	$50.00	$50.00	11/5/2010 3:23:49 PM
Ven58	$25.00	$25.00	11/6/2010 9:51:13 AM
NoCal	$29.00	$29.00	11/6/2010 1:05:21 PM
Thylow	$100.00	$100.00	11/6/2010 3:21:03 PM
loss-of-control	$50.00	$50.00	11/6/2010 5:31:43 PM
glroark	$50.00	$50.00	11/6/2010 3:39:31 PM
loss-of-control	$50.00	$50.00	11/6/2010 5:31:26 PM
radiant-loan5	$200.00	$200.00	11/1/2010 3:22:26 PM
velocity-solo	$25.00	$25.00	11/1/2010 3:42:04 PM
JustMee	$25.00	$25.00	11/1/2010 7:00:35 PM
inspiring-reward	$50.76	$50.76	11/1/2010 5:03:47 PM
graceful-investment	$100.00	$100.00	11/2/2010 9:43:27 AM
missing-link	$100.00	$100.00	11/2/2010 2:18:07 PM
FinDoc	$30.00	$30.00	11/2/2010 4:05:06 PM
SolarMoonshine	$25.00	$25.00	11/3/2010 4:07:35 AM
profit-powerplant	$50.00	$50.00	11/3/2010 1:27:11 PM
mercuriant	$25.00	$25.00	11/3/2010 4:02:21 PM
precious-coin3	$25.00	$25.00	11/4/2010 3:33:21 PM
well-mannered-income3	$30.00	$30.00	11/4/2010 7:25:08 PM
interstellar	$30.35	$30.35	11/5/2010 7:04:14 AM
greenback-guard	$25.00	$25.00	11/5/2010 2:58:22 PM
atomantic	$25.00	$25.00	11/5/2010 4:31:41 PM
mmullen2	$25.00	$25.00	11/5/2010 4:33:00 PM
d_grbg	$25.00	$25.00	11/5/2010 8:18:18 PM
Kyileo	$25.00	$25.00	11/6/2010 9:34:10 AM
csa_101824	$25.00	$25.00	11/6/2010 10:10:48 AM
zodiac100	$25.00	$25.00	11/6/2010 1:06:22 PM
bold-attentive-listing	$25.00	$25.00	11/6/2010 1:33:53 PM
AAe	$25.00	$25.00	11/6/2010 11:02:36 AM
eagle1271	$25.00	$25.00	11/6/2010 5:21:06 PM
Thylow	$25.00	$25.00	11/6/2010 2:41:00 PM
realtormoises	$25.00	$25.00	11/6/2010 3:11:05 PM
55 bids
Borrower Payment Dependent Notes Series 483847
This series of Notes was issued and sold upon the funding of the borrower loan #45599, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%	Auction start date:	Nov-12-2010
				Auction end date:	Nov-17-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$180.94

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-1999	Debt/Income ratio:	37%
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 4	Length of status:	11y 7m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,355	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	90%
		Homeownership:	Yes
Screen name:	ultimate-rate263	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to? pay off credit cards

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 1200.00

Monthly expenses: $
??Housing: $ 710.00
??Insurance: $ 80.00
??Car expenses: $ 0
??Utilities: $ 150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 6000.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

velocity-solo	$25.00	$25.00	11/12/2010 3:11:36 PM
valiant-liberty4	$25.00	$25.00	11/12/2010 3:23:07 PM
Comoparklender	$25.00	$25.00	11/12/2010 7:01:19 PM
CashFlow13	$2,000.00	$2,000.00	11/13/2010 7:46:54 AM
retired272	$25.00	$25.00	11/13/2010 12:41:01 PM
reflective-rupee	$44.00	$44.00	11/15/2010 9:04:20 AM
reflective-rupee	$88.00	$88.00	11/15/2010 9:04:48 AM
reflective-rupee	$88.00	$88.00	11/15/2010 9:05:06 AM
graceful-investment	$50.00	$50.00	11/15/2010 10:57:39 AM
reward-adventure	$50.00	$50.00	11/15/2010 4:04:50 PM
KrauseVentures	$25.00	$25.00	11/16/2010 10:13:50 AM
loanman2007	$75.00	$75.00	11/16/2010 5:46:50 AM
dedicated-transaction796	$50.00	$50.00	11/16/2010 1:35:27 PM
inspiring-reward	$100.00	$100.00	11/16/2010 2:59:26 PM
vine99	$50.00	$50.00	11/16/2010 8:31:59 PM
shrewd-income	$200.00	$200.00	11/17/2010 9:15:51 AM
reflective-rupee	$100.00	$100.00	11/17/2010 10:20:17 AM
BDS	$26.07	$26.07	11/17/2010 1:52:26 PM
forthright-dedication	$25.00	$25.00	11/13/2010 2:41:17 PM
JustMee	$25.00	$25.00	11/13/2010 3:17:06 PM
money-bauble	$25.00	$25.00	11/14/2010 9:50:16 AM
enchanted-note	$25.00	$25.00	11/14/2010 5:31:58 PM
commanding-income774	$25.00	$25.00	11/14/2010 6:00:47 PM
lendstats_com	$200.00	$200.00	11/15/2010 8:53:33 AM
reflective-rupee	$88.00	$88.00	11/15/2010 9:04:35 AM
reflective-rupee	$44.00	$44.00	11/15/2010 9:03:37 AM
reflective-rupee	$88.00	$88.00	11/15/2010 9:05:25 AM
aldeed	$25.00	$25.00	11/16/2010 3:06:59 PM
villagers	$25.00	$25.00	11/16/2010 3:07:03 PM
flwah	$25.00	$2.93	11/16/2010 4:46:30 PM
SFBank	$300.00	$300.00	11/16/2010 7:23:42 PM
rr9mailcarrier	$56.00	$56.00	11/17/2010 10:02:00 AM
32 bids
Borrower Payment Dependent Notes Series 484329
This series of Notes was issued and sold upon the funding of the borrower loan #45596, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,700.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%	Auction start date:	Nov-15-2010
				Auction end date:	Nov-22-2010

Starting lender yield:	19.75%	Starting borrower rate/APR:	20.75% / 24.16%	Starting monthly payment:	$176.47
Final lender yield:	17.75%	Final borrower rate/APR:	18.75% / 22.12%	Final monthly payment:	$171.69

Auction yield range:	10.57% - 19.75%	Estimated loss impact:	10.22%
Lender servicing fee:	1.00%	Estimated return:	7.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1997	Debt/Income ratio:	13%
Credit score:	640-659 (Oct-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	24y 1m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,716	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	thisbucksforu	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	31 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	660-679 (Jan-2010) 680-699 (Jul-2009) 660-679 (Feb-2008)
Principal balance:	$1,566.27	31+ days late:	0 ( 0% )
Total payments billed:	31
Description
100% prosper repayment 3rd loan
Purpose of loan:
This loan will be used to? pay off?1 credit card that totals 4,000.00 this card was just increased to 25% ! want tot pay this loan off and then get my other credit card taken care of on prosper.
My financial situation:
I am a good candidate for this loan because? 2 loans with prosper. 100% on time payments. automatic loan withdrawls
47 funded loans as a lender with 2 loans pending. I am done with banks and want you to help me out. Three rental properties with 1200.00 monthly income
Monthly net income approx 4300.00
Monthly expenses: $
??Housing: $ 408.00
??Insurance: $ 200
??Car expenses: $ 500
??Utilities: $ 175
??Phone, cable, internet: $ 180
??Food, entertainment: $ 100Clothing, household expenses $ 150.00
??Credit cards and other loans: $
??Other expenses: $625.00 for rental payments and 500 per year in insurance. 1200.00 for rental taxes?
Information in the Description is not verified.
Friends And Family Winning Bids
illinois_joe has bid a total of $25.12 in winning bids.
1 friends and family winning bid
Information in Friends and Family Winning Bids is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wyogirllender	$25.00	$25.00	11/15/2010 5:15:33 PM
MoneyForNothing	$46.33	$46.33	11/16/2010 10:48:00 AM
illinois_joe	$25.12	$25.12	11/16/2010 4:22:14 PM
blissful-cash3	$250.00	$250.00	11/17/2010 11:12:23 PM
Bito03	$33.40	$33.40	11/20/2010 9:25:19 AM
afterhours	$25.00	$25.00	11/20/2010 12:50:45 PM
Free-the-usa-1776	$50.00	$50.00	11/20/2010 8:03:52 PM
CA_Lender	$25.00	$25.00	11/20/2010 5:03:28 PM
bondhedger	$25.00	$25.00	11/20/2010 10:18:46 PM
grammaspurse	$25.00	$25.00	11/21/2010 7:57:34 PM
Flshedman	$50.00	$50.00	11/21/2010 4:57:22 PM
Silverling6	$25.00	$25.00	11/22/2010 8:01:36 AM
worthy-bid4	$25.00	$25.00	11/22/2010 9:13:05 AM
Feyenoord	$25.00	$25.00	11/22/2010 6:46:15 AM
lendstats_com	$200.00	$200.00	11/22/2010 9:53:28 AM
EretzCapital	$34.76	$34.76	11/22/2010 10:55:51 AM
finance-mammalian2	$25.00	$25.00	11/22/2010 11:50:48 AM
Nazbuster	$50.00	$50.00	11/22/2010 12:00:13 PM
Starfin-Capital-Management	$100.00	$100.00	11/22/2010 11:29:16 AM
Astyanax	$50.00	$50.00	11/22/2010 1:53:10 PM
Astyanax	$59.59	$59.59	11/22/2010 1:49:36 PM
dime-explosion	$50.00	$46.37	11/22/2010 2:37:43 PM
lendstats_com	$275.00	$275.00	11/16/2010 9:48:32 AM
Johnab	$25.00	$25.00	11/16/2010 3:21:15 PM
thrilling-nickel5	$25.00	$25.00	11/18/2010 7:31:37 PM
Aberdeen	$999.99	$999.99	11/18/2010 8:12:14 PM
LittleMingo	$40.00	$40.00	11/20/2010 2:29:06 AM
srs1325	$25.00	$25.00	11/20/2010 5:47:07 PM
contract-high-five	$25.00	$25.00	11/20/2010 9:13:30 PM
bughead	$25.00	$25.00	11/21/2010 4:24:46 AM
sweety075	$25.00	$25.00	11/20/2010 6:49:14 PM
loanman2007	$300.00	$300.00	11/21/2010 12:41:33 PM
jchurchi	$26.43	$26.43	11/20/2010 10:16:23 PM
Aberdeen	$999.99	$999.99	11/22/2010 2:51:33 AM
satwarystium	$25.00	$25.00	11/21/2010 11:05:25 PM
bonus-quark4	$37.02	$37.02	11/22/2010 6:57:17 AM
djkaiser	$26.00	$26.00	11/22/2010 10:34:11 AM
investment-artist	$25.00	$25.00	11/22/2010 10:01:14 AM
rutzebach	$50.00	$50.00	11/22/2010 10:59:37 AM
tomaswk	$25.00	$25.00	11/22/2010 12:32:26 PM
thankful-nickel2	$25.00	$25.00	11/22/2010 1:03:23 PM
hopeful-truth5	$300.00	$300.00	11/22/2010 11:24:02 AM
snm2001	$25.00	$25.00	11/22/2010 2:10:29 PM
honey-money	$25.00	$25.00	11/22/2010 12:00:31 PM
lucky2	$25.00	$25.00	11/22/2010 11:30:46 AM
redtilapia	$25.00	$25.00	11/22/2010 3:02:48 PM
GolfPro2006	$25.00	$25.00	11/22/2010 2:09:10 PM
Haribelle	$25.00	$25.00	11/22/2010 2:09:17 PM
wealth-multiplier	$25.00	$25.00	11/22/2010 1:51:46 PM
49 bids
Borrower Payment Dependent Notes Series 484477
This series of Notes was issued and sold upon the funding of the borrower loan #45711, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.50%	Auction start date:	Nov-16-2010
				Auction end date:	Nov-23-2010

Starting lender yield:	9.95%	Starting borrower rate/APR:	10.95% / 13.07%	Starting monthly payment:	$163.58
Final lender yield:	8.59%	Final borrower rate/APR:	9.59% / 11.69%	Final monthly payment:	$160.38

Auction yield range:	3.57% - 9.95%	Estimated loss impact:	3.52%
Lender servicing fee:	1.00%	Estimated return:	5.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Sep-1998	Debt/Income ratio:	13%
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Doctor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,647	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	doctormom	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Resident paying off credit cards
I'm a resident in Ob/Gyn and hoping to pay off the credit card I used to pay for my interview and licensing expenses. We have already paid off $10k in debt that we accrued while I was in school and look forward to being debt free! Thank you so much for your help in this endeavor!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Care to apprise bidders of your monthly NET income and a DETAILED account of your monthly expenses to generate even more interest amongst bidders? Good luck. - jpblan11
A: My husband and I net approximately $7000 per month. We pay $1500 to our mortgage, $1000 to daycare, $700 in student loans, $300 to car loans and we have been paying $1500 per month to credit cards. (Nov-22-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

turbospeed	$25.00	$25.00	11/16/2010 3:50:20 PM
selector568	$500.00	$500.00	11/16/2010 3:53:19 PM
ToweringDan	$50.00	$50.00	11/16/2010 11:53:31 PM
RandyL3	$25.00	$25.00	11/17/2010 2:49:56 PM
JGONZ13850	$25.00	$25.00	11/17/2010 6:56:34 PM
West_End_Local	$25.00	$25.00	11/18/2010 6:35:24 AM
penny-finder	$50.00	$50.00	11/18/2010 7:35:09 AM
bondhedger	$25.00	$25.00	11/18/2010 8:14:45 AM
FundMaker	$28.27	$28.27	11/18/2010 8:20:24 AM
zotzot	$25.00	$25.00	11/18/2010 9:36:10 AM
hoffspot	$35.00	$35.00	11/18/2010 9:28:01 AM
MathProfessor	$25.00	$25.00	11/18/2010 9:54:36 AM
RecoveryLender	$25.00	$25.00	11/18/2010 10:36:54 AM
dmitriy2	$25.00	$25.00	11/18/2010 11:53:59 AM
investment-artist	$25.00	$25.00	11/18/2010 12:58:58 PM
bank-examiner	$25.00	$25.00	11/18/2010 2:12:51 PM
travels536	$25.00	$25.00	11/18/2010 4:33:41 PM
ahansen	$200.00	$200.00	11/18/2010 5:29:43 PM
Jim33	$25.00	$25.00	11/18/2010 5:58:34 PM
Mav26	$50.00	$50.00	11/18/2010 5:42:35 PM
vutah	$25.00	$25.00	11/18/2010 10:16:56 PM
TechieLender	$50.00	$50.00	11/19/2010 4:06:56 AM
qkinger	$50.00	$50.00	11/19/2010 9:54:40 AM
lt_dt	$25.00	$25.00	11/20/2010 6:51:13 PM
kmcolo	$25.00	$25.00	11/20/2010 1:58:06 PM
McChan	$100.00	$100.00	11/21/2010 9:59:35 AM
banker9705	$25.00	$25.00	11/21/2010 9:41:04 AM
encore02	$50.00	$50.00	11/22/2010 3:04:25 PM
gilbrear	$25.00	$25.00	11/22/2010 7:11:44 PM
been_there	$50.00	$50.00	11/22/2010 8:38:19 PM
khamen	$25.00	$25.00	11/22/2010 9:49:40 PM
friendly-helper100	$250.00	$250.00	11/22/2010 10:25:33 PM
Allichar	$25.00	$25.00	11/22/2010 7:04:12 PM
Charmart	$25.00	$25.00	11/23/2010 4:25:19 AM
CULPEPPERGROUP	$25.00	$25.00	11/23/2010 5:23:47 AM
rce1964	$25.00	$25.00	11/23/2010 2:54:57 AM
TBTdragon	$25.00	$25.00	11/23/2010 3:01:38 AM
larug111	$100.00	$100.00	11/23/2010 8:27:28 AM
SAG	$45.15	$45.15	11/23/2010 9:20:36 AM
jayk63	$25.00	$25.00	11/23/2010 3:25:42 AM
pjandnikki	$25.00	$25.00	11/23/2010 7:28:15 AM
credit-birch	$102.00	$102.00	11/23/2010 7:44:25 AM
gustavholstopus32	$25.00	$25.00	11/23/2010 5:13:00 AM
agile-loan0	$25.00	$25.00	11/23/2010 10:23:32 AM
SamuelChee	$25.47	$25.47	11/23/2010 6:55:13 AM
friendinmoney	$35.00	$35.00	11/23/2010 9:17:37 AM
lively-exchange	$37.65	$37.65	11/23/2010 9:37:39 AM
value-pouch	$100.00	$100.00	11/23/2010 9:39:20 AM
vutah	$25.00	$25.00	11/23/2010 11:56:50 AM
Astyanax	$75.00	$75.00	11/23/2010 10:55:45 AM
jpblan11	$25.00	$25.00	11/23/2010 11:01:37 AM
montegomm	$61.00	$61.00	11/23/2010 11:10:27 AM
JoeXB	$25.00	$25.00	11/23/2010 10:57:31 AM
dreamhope	$25.00	$25.00	11/23/2010 2:09:15 PM
blLending	$25.00	$25.00	11/23/2010 12:02:36 PM
SomebodysMom	$60.25	$60.25	11/23/2010 2:48:17 PM
one-midas	$100.00	$54.87	11/23/2010 1:19:10 PM
rate-negotiator	$25.00	$25.00	11/23/2010 1:49:12 PM
Only_Money	$25.00	$25.00	11/23/2010 2:22:36 PM
PalmerTheEmbalmer	$25.00	$25.00	11/23/2010 12:13:05 PM
toocautious	$59.00	$59.00	11/23/2010 12:17:30 PM
macd101	$25.00	$25.00	11/23/2010 12:35:47 PM
icon7	$35.00	$35.00	11/23/2010 3:11:25 PM
OoM	$25.00	$25.00	11/23/2010 2:07:22 PM
marshallmanhattan	$25.00	$25.00	11/23/2010 3:27:42 PM
green-wampum-titan	$25.00	$25.00	11/23/2010 3:36:00 PM
blue-useful-auction	$25.00	$25.00	11/23/2010 3:36:11 PM
tolerant-dinero2	$25.00	$25.00	11/16/2010 3:44:40 PM
penny-plato	$25.00	$25.00	11/16/2010 4:16:57 PM
first-serene-credit	$25.00	$25.00	11/17/2010 6:56:14 AM
djmjkelso	$25.00	$25.00	11/18/2010 7:08:09 AM
greentomato	$50.00	$50.00	11/18/2010 9:37:27 AM
swingkid	$100.00	$100.00	11/18/2010 8:52:31 PM
wwwUniversal	$25.00	$25.00	11/19/2010 3:21:06 AM
exxondude	$25.00	$25.00	11/19/2010 2:27:00 PM
CorMDNY	$75.57	$75.57	11/20/2010 6:37:38 AM
outofoffice	$40.00	$40.00	11/22/2010 7:50:01 AM
Nasdaq	$25.00	$25.00	11/21/2010 9:30:53 PM
Cherrypicker	$50.00	$50.00	11/22/2010 10:59:43 AM
gjm6d	$27.00	$27.00	11/22/2010 5:18:01 PM
Druidsoft	$25.00	$25.00	11/22/2010 6:27:51 PM
mammalian4	$25.00	$25.00	11/23/2010 3:58:17 AM
crazyinjun	$32.28	$32.28	11/22/2010 11:47:44 PM
missoula	$50.00	$50.00	11/23/2010 6:38:59 AM
zbanker	$25.50	$25.50	11/23/2010 7:51:59 AM
plouie	$25.00	$25.00	11/23/2010 7:56:54 AM
GarciaCompany	$27.68	$27.68	11/23/2010 8:04:38 AM
socal-lender	$25.00	$25.00	11/22/2010 10:30:01 PM
cardguy	$50.00	$50.00	11/23/2010 6:17:21 AM
radiant-return	$96.00	$96.00	11/23/2010 8:53:08 AM
BlessedEveryDay	$25.00	$25.00	11/23/2010 6:39:46 AM
ryan6853	$25.00	$25.00	11/23/2010 7:55:14 AM
thankful-nickel2	$25.00	$25.00	11/23/2010 9:37:29 AM
Rivermaverick	$25.00	$25.00	11/23/2010 11:39:53 AM
relierma	$25.00	$25.00	11/23/2010 11:42:24 AM
thankful-nickel2	$25.00	$25.00	11/23/2010 9:36:48 AM
Yang	$25.00	$25.00	11/23/2010 11:02:22 AM
priceless-cash5	$25.00	$25.00	11/23/2010 12:28:31 PM
nimble-nickel	$50.00	$50.00	11/23/2010 1:17:26 PM
orange-agreement-historian	$35.00	$35.00	11/23/2010 12:21:39 PM
lucrative-coin	$200.00	$200.00	11/23/2010 11:33:47 AM
RecoveryLender	$25.00	$25.00	11/23/2010 1:29:30 PM
indomitable-coin	$50.00	$50.00	11/23/2010 11:44:58 AM
economy-trader3	$75.00	$75.00	11/23/2010 11:54:53 AM
dime-explosion	$50.00	$50.00	11/23/2010 12:40:39 PM
jayh888	$25.31	$25.31	11/23/2010 2:00:40 PM
radiant-cash0	$25.00	$25.00	11/23/2010 2:03:23 PM
crw1950	$32.00	$32.00	11/23/2010 3:24:57 PM
friendinmoney	$25.00	$25.00	11/23/2010 3:20:12 PM
Prairie-MN	$30.00	$30.00	11/23/2010 3:28:15 PM
110 bids
Borrower Payment Dependent Notes Series 485183
This series of Notes was issued and sold upon the funding of the borrower loan #45714, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%	Auction start date:	Nov-22-2010
				Auction end date:	Nov-26-2010

Starting lender yield:	26.75%	Starting borrower rate/APR:	27.75% / 31.31%	Starting monthly payment:	$206.14
Final lender yield:	26.75%	Final borrower rate/APR:	27.75% / 31.31%	Final monthly payment:	$206.14

Auction yield range:	10.57% - 26.75%	Estimated loss impact:	10.47%
Lender servicing fee:	1.00%	Estimated return:	16.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-1980	Debt/Income ratio:	22%
Credit score:	700-719 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	16 / 15	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$8,229	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	32%
		Homeownership:	No
Screen name:	direct-platinum8	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	700-719 (Latest)
Principal borrowed:	$5,300.00	< 31 days late:	0 ( 0% )	720-739 (Sep-2010) 740-759 (Nov-2009)
Principal balance:	$4,015.87	31+ days late:	0 ( 0% )
Total payments billed:	11
Description
downpayment for my home
Purpose of loan:
This loan will be used to? Consolidate bills and use this for a downpayment on a Townhome that is in my family and get off of the rental treadmill

My financial situation:
I am a good candidate for this loan because? I have a current loan with Prosper that has a good history, I am just getting back to full time work because in July I had a very serious infection and was in the hospital for 8 days, 2 in intensive care, followed by 3 months of treatment and physical therapy, which has been part of the problem, my salary during this period was 60% for short term disability and now finally I am back to 100% pay. I am a top collector at work and am always recognized as such, work very hard at my job and would really appreciate this loan to help me with my purchase.

Monthly net income: $3100expenses: $??Housing: $840
??Insurance: $ 50
??Car expenses: $250
??Utilities: $150
??Phone, cable, internet: $
??Food, entertainment: $175
??Clothing, household expenses $125
??Credit cards and other loans: $ 450
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: what is the expected sale price of the townhome? - beakerfish
A: It is in the family, I am paying 185,000 (Nov-22-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kulender	$50.00	$50.00	11/22/2010 10:37:01 AM
kc8fot	$50.00	$50.00	11/22/2010 10:41:50 AM
raisingophelia	$25.00	$25.00	11/22/2010 10:31:43 AM
Goldfingers	$25.00	$25.00	11/22/2010 10:45:58 AM
simplelender80	$200.00	$200.00	11/22/2010 10:35:34 AM
graceful-investment	$100.00	$100.00	11/22/2010 10:42:23 AM
hopeful-truth5	$75.00	$75.00	11/22/2010 10:47:18 AM
money-bauble	$25.00	$25.00	11/22/2010 10:50:41 AM
investment-comet	$25.00	$25.00	11/22/2010 11:01:22 AM
radiant-loan5	$25.00	$25.00	11/22/2010 11:03:41 AM
valiant-liberty4	$25.00	$25.00	11/22/2010 5:23:03 PM
brother_tam	$50.00	$50.00	11/22/2010 5:04:08 PM
Comoparklender	$25.00	$25.00	11/22/2010 6:14:09 PM
ingenious-truth0	$40.14	$40.14	11/22/2010 8:33:35 PM
Wellman	$50.00	$50.00	11/22/2010 6:15:50 PM
Au-Ag-Pt	$25.00	$25.00	11/22/2010 5:41:06 PM
utmom	$25.00	$25.00	11/23/2010 2:56:55 AM
6moonbeams	$50.00	$50.00	11/22/2010 6:14:03 PM
ferocious-exchange3	$50.00	$50.00	11/23/2010 9:59:28 AM
inspiring-reward	$100.00	$100.00	11/23/2010 4:31:23 PM
income-sage9	$25.00	$25.00	11/23/2010 7:43:17 PM
burrito6	$25.00	$25.00	11/24/2010 3:48:02 AM
lendstats_com	$200.00	$200.00	11/24/2010 8:12:43 AM
greencat	$50.00	$50.00	11/24/2010 8:19:03 AM
loyalist1	$50.00	$50.00	11/24/2010 7:59:09 AM
finance-prescription	$100.00	$100.00	11/24/2010 8:00:03 AM
bazaar-festivity	$25.00	$25.00	11/24/2010 11:17:20 AM
lendcraft	$25.00	$25.00	11/24/2010 9:41:06 AM
independent-silver9	$25.00	$25.00	11/24/2010 12:13:29 PM
GElender	$42.54	$42.54	11/24/2010 4:32:41 PM
bulsa	$100.00	$100.00	11/24/2010 11:10:06 PM
371millwood	$100.00	$100.00	11/25/2010 11:05:59 AM
matt_2006	$25.00	$25.00	11/25/2010 2:17:57 PM
reward-motion	$25.00	$25.00	11/26/2010 4:38:03 AM
thankful-nickel2	$25.00	$25.00	11/26/2010 8:23:24 AM
yield-lion	$25.00	$25.00	11/26/2010 8:03:36 AM
zebra806	$100.00	$100.00	11/26/2010 8:31:04 AM
dollar-sonnet3	$25.00	$25.00	11/26/2010 8:48:14 AM
miked8303	$25.00	$25.00	11/26/2010 9:14:17 AM
shur	$25.00	$25.00	11/26/2010 10:40:51 AM
DonaldColorado	$50.00	$50.00	11/26/2010 10:18:53 AM
heerzaquestion	$25.00	$25.00	11/26/2010 10:20:40 AM
imoutdoorsy	$25.50	$25.50	11/26/2010 10:00:09 AM
bazaar-secret-agent6	$50.00	$50.00	11/26/2010 11:20:46 AM
Unicorn	$50.00	$50.00	11/26/2010 12:35:49 PM
ommcd	$25.00	$25.00	11/26/2010 12:23:19 PM
capital-commando	$50.00	$50.00	11/26/2010 12:33:09 PM
blissful-gain	$50.00	$50.00	11/26/2010 12:43:18 PM
morlocx	$100.00	$100.00	11/26/2010 1:22:14 PM
blue-useful-auction	$25.00	$25.00	11/26/2010 1:37:35 PM
Lam0nt	$25.00	$25.00	11/26/2010 3:50:34 PM
treasure-bliss	$37.95	$37.95	11/26/2010 3:50:17 PM
enthusiastic-balance5	$50.00	$50.00	11/26/2010 3:38:31 PM
ideal-platinum1	$50.00	$50.00	11/26/2010 3:50:26 PM
The_Lending_Muscle	$25.00	$25.00	11/26/2010 3:52:27 PM
umfan123	$25.00	$25.00	11/26/2010 4:01:34 PM
Whipster	$25.00	$25.00	11/26/2010 5:34:34 PM
bid-czar8	$100.00	$100.00	11/22/2010 10:40:24 AM
ASR3	$25.00	$25.00	11/22/2010 10:53:15 AM
musegaze	$100.00	$100.00	11/22/2010 10:48:29 AM
velocity-solo	$25.00	$25.00	11/22/2010 2:05:21 PM
reflective-rupee	$250.00	$250.00	11/22/2010 2:31:32 PM
Kaj	$25.00	$25.00	11/22/2010 5:34:20 PM
finance-mushroom	$100.00	$100.00	11/22/2010 5:34:55 PM
108lender	$28.93	$28.93	11/22/2010 5:12:02 PM
gallant-economy9	$80.00	$80.00	11/22/2010 7:00:55 PM
orderly-leverage	$100.00	$100.00	11/23/2010 4:29:36 PM
dedicated-transaction796	$50.00	$50.00	11/23/2010 7:32:23 PM
MadHun	$50.00	$50.00	11/23/2010 4:37:45 PM
finance-prescription	$50.00	$50.00	11/24/2010 7:45:49 AM
MedLend	$50.00	$50.00	11/24/2010 12:08:31 PM
heerzaquestion	$25.00	$25.00	11/24/2010 5:36:58 PM
ingenious-deal6	$25.00	$25.00	11/24/2010 7:43:49 PM
fairness-kayak	$25.00	$25.00	11/24/2010 7:32:54 PM
Rick21	$25.00	$25.00	11/25/2010 12:31:20 PM
AlexTrep	$25.00	$25.00	11/25/2010 10:24:31 AM
Mariner3605	$50.00	$50.00	11/26/2010 1:52:47 AM
Easystreet	$25.00	$25.00	11/26/2010 4:34:05 AM
asiaratt	$50.00	$50.00	11/26/2010 5:47:54 AM
Artist_Blue	$25.00	$25.00	11/26/2010 7:44:54 AM
AF-Chief	$50.00	$50.00	11/26/2010 7:52:49 AM
nybanker85	$30.00	$30.00	11/26/2010 9:00:54 AM
jazzlender	$25.00	$25.00	11/26/2010 8:48:38 AM
cablenews	$50.00	$50.00	11/26/2010 9:02:11 AM
greenback-guard	$25.00	$25.00	11/26/2010 9:08:30 AM
income-vault6	$25.00	$25.00	11/26/2010 9:36:37 AM
efficient-marketplace	$50.00	$50.00	11/26/2010 11:23:34 AM
refined-return8	$25.00	$25.00	11/26/2010 11:35:25 AM
paytonbrigadier	$200.00	$200.00	11/26/2010 12:15:02 PM
LiveNow	$25.00	$25.00	11/26/2010 12:41:38 PM
well-mannered-income3	$50.00	$50.00	11/26/2010 2:16:35 PM
life-is-great	$50.00	$50.00	11/26/2010 1:49:33 PM
ivadood	$50.00	$50.00	11/26/2010 1:50:06 PM
gold-channel2	$50.00	$50.00	11/26/2010 3:50:53 PM
FeedTheMachine	$40.87	$40.87	11/26/2010 3:50:56 PM
payment-gusto	$25.00	$25.00	11/26/2010 3:50:48 PM
cnovak	$25.00	$25.00	11/26/2010 3:52:32 PM
soulful-truth	$515.17	$44.07	11/26/2010 4:13:06 PM
vine99	$55.00	$55.00	11/26/2010 4:57:35 PM
supreme-hope	$25.00	$25.00	11/26/2010 6:12:31 PM
100 bids
Borrower Payment Dependent Notes Series 485647
This series of Notes was issued and sold upon the funding of the borrower loan #45708, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%	Auction start date:	Nov-24-2010
				Auction end date:	Nov-26-2010

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$84.36
Final lender yield:	28.50%	Final borrower rate/APR:	29.50% / 33.10%	Final monthly payment:	$84.36

Auction yield range:	10.57% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-2000	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$975	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	18%
		Homeownership:	No
Screen name:	benjamins-collider9	Borrower's state:	Nevada	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of my credit cards forever!!
Purpose of loan:
This loan will be used to pay off my credit cards forever!!

My financial situation:
I am a good candidate for this loan because I have no other debt or expenses other than the pesky?balances on a few cards.? I live with my daughter so no worries about rent or utilities.? I own my vehicle and have no other debt and this is my plan to streamline my current debt to get rid of it for good.?:) ?In fact, I am not a big credit card user, even my bankcard utilization came back as 18% and I've only had credit for less than 10 years.? This is my first time to Propser and am excited about the?program and becoming?credit card debt free!!?

I also believe in giving back, so I do hope to become a lender after my financial situation is squared away.?

Monthly net income: $1000

Monthly expenses: $ 400
??Housing: $
??Insurance: $ 100
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $ 50
??Food, entertainment: $ 250
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$400.00	$400.00	11/24/2010 2:24:17 PM
ASR3	$25.00	$25.00	11/24/2010 2:26:23 PM
simplelender80	$100.00	$100.00	11/24/2010 2:26:42 PM
graceful-investment	$100.00	$100.00	11/24/2010 2:18:03 PM
transaction-circuit	$50.00	$50.00	11/24/2010 2:25:50 PM
hopeful-truth5	$75.00	$75.00	11/24/2010 2:19:40 PM
money-bauble	$25.00	$25.00	11/24/2010 2:28:21 PM
raisingophelia	$25.00	$25.00	11/24/2010 2:28:35 PM
finance-prescription	$100.00	$100.00	11/24/2010 2:30:20 PM
kulender	$100.00	$100.00	11/24/2010 2:27:48 PM
hemmer42	$25.00	$25.00	11/24/2010 4:20:13 PM
JustMee	$25.00	$25.00	11/24/2010 5:59:30 PM
reward-motion	$25.00	$25.00	11/25/2010 4:37:46 AM
Requiem	$25.00	$25.00	11/25/2010 8:43:50 AM
soulful-truth	$84.00	$84.00	11/25/2010 9:17:56 AM
felicity-festival	$25.00	$25.00	11/25/2010 12:23:17 PM
blissful-dedication3	$25.00	$25.00	11/26/2010 4:22:17 AM
umfan123	$25.00	$25.00	11/26/2010 1:18:09 PM
vine99	$50.00	$50.00	11/26/2010 5:03:26 PM
SFBank	$200.00	$200.00	11/26/2010 5:47:35 PM
velocity-solo	$25.00	$25.00	11/24/2010 2:28:58 PM
loyalist1	$50.00	$50.00	11/25/2010 8:48:31 AM
foothillender	$25.00	$25.00	11/25/2010 7:06:19 AM
SolarMoonshine	$25.00	$25.00	11/25/2010 7:55:36 AM
loanman2007	$125.00	$125.00	11/25/2010 7:11:45 AM
atothez	$28.48	$28.48	11/25/2010 9:38:10 AM
Mariner3605	$50.00	$12.52	11/26/2010 1:53:36 AM
squarebob	$25.00	$25.00	11/26/2010 5:59:12 AM
desertoasis	$25.00	$25.00	11/25/2010 10:02:46 PM
greenback-guard	$25.00	$25.00	11/26/2010 9:10:11 AM
Whitewater_Loans	$50.00	$50.00	11/26/2010 1:19:58 PM
zadok	$50.00	$50.00	11/26/2010 2:57:47 PM
Branch95	$25.00	$25.00	11/26/2010 6:03:08 PM
33 bids